FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-09

Wells Fargo Commercial Mortgage Trust 2016-NXS6 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Natixis Securities America LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Mortgage Loan Seller	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)
1	QLIC	Natixis		41-42 24th Street	Long Island City	NY	11101	Multifamily
2	Novo Nordisk	Natixis		800 Scudders Mill Road	Plainsboro	NJ	08536	Office
3	Rentar Plaza	Natixis		66-26 Metropolitan Avenue	Middle Village	NY	11379	Mixed Use
4	909 Poydras	Natixis		909 Poydras Street	New Orleans	LA	70112	Office
5	The Falls	UBSAG		8888 Southwest 136th Street	Miami	FL	33176	Retail
6	Cassa Times Square Mixed-Use	Natixis		515 Ninth Avenue	New York	NY	10018	Mixed Use
7	Plaza Mexico – Los Angeles	Natixis		3100 East Imperial Highway	Lynwood	CA	90262	Retail
8	333 North Bedford	Natixis		333 North Bedford Road	Mount Kisco; Bedford	NY	10549	Mixed Use
9	Yeager Portfolio	UBSAG		Various	Various	Various	Various	Office
9.01	Frisco	UBSAG		2770 Main Street	Frisco	TX	75034	Office
9.02	Carmel	UBSAG		600 East Carmel Drive	Carmel	IN	46032	Office
9.03	Fishers II	UBSAG		14074 Trade Center Drive	Fishers	IN	46038	Office
9.04	Greenwood	UBSAG		3209 West Smith Valley Road	Greenwood	IN	46142	Office
9.05	Fishers I	UBSAG		11650 Lantern Road	Fishers	IN	46038	Office
9.06	Plainfield	UBSAG		2680 East Main Street	Plainfield	IN	46168	Office
9.07	Noblesville I	UBSAG		23 South 8th Street	Noblesville	IN	46060	Office
9.08	Noblesville II	UBSAG		16095 Prosperity Drive	Noblesville	IN	46060	Office
10	Sixty Soho	Natixis		60 Thompson Street	New York	NY	10013	Hospitality
11	Hyatt House Philadelphia/King of Prussia	WFB		240 Mall Boulevard	King Of Prussia	PA	19406	Hospitality
12	Crate & Barrel	Natixis		1250 Techny Road	Northbrook	IL	60062	Office
13	Peachtree Mall	SPREF		3131 Manchester Expressway	Columbus	GA	31909	Retail
14	Fairmont Parkway	SPREF		5932 Fairmont Parkway	Pasadena	TX	77505	Retail
15	Hilton Head Village	SPREF		1460 Fording Island Road	Bluffton	SC	29910	Retail
16	24 Hour Fitness - Pleasanton	WFB		4770 Willow Road	Pleasanton	CA	94588	Retail
17	Sterling Jewelers Corporate Headquarters FES	Natixis		395 Ghent Road	Akron	OH	44333	Office
18	Hilton Garden Inn - Memphis Southaven	UBSAG		6671 Towne Center Loop	Southaven	MI	38671	Hospitality
19	White Marsh Portfolio	UBSAG		Various	Various	MD	21236	Office
19.01	White Marsh Professional Center	UBSAG		7939 & 7923 Honeygo Boulevard; 8133 Perry Hall Boulevard	White Marsh	MD	21236	Office
19.02	Ridgely’s Choice	UBSAG		8615 & 8605 Ridgelys Choice Drive	Nottingham	MD	21236	Office
20	At Home Portfolio	SPREF		Various	Various	Various	Various	Retail
20.01	15065 Creosote Road	SPREF		15065 Creosote Road	Gulfport	MS	39503	Retail
20.02	2650 West Interstate 20	SPREF		2650 West Interstate Highway 20	Grand Prairie	TX	75052	Retail
20.03	1600 West Kelly Avenue	SPREF		1600 West Kelly Avenue	Pharr	TX	78577	Retail
20.04	2244 South Reynolds Road	SPREF		2244 South Reynolds Road	Toledo	OH	43614	Retail
20.05	642 South Walnut Avenue	SPREF		642 South Walnut Avenue	New Braunfels	TX	78130	Retail
21	53 Mercer Street	Natixis		53 Mercer Street	New York	NY	10013	Retail
22	HI Overland Park	SPREF		8787 Reeder Road	Overland Park	KS	66214	Hospitality
23	Palm Terrace	Natixis		15116 Parthenia Street	Los Angeles	CA	91343	Multifamily
24	Wind Gap Plaza	SPREF		801 Male Road	Wind Gap Borough	PA	18091	Retail
25	Hampton Inn Exton	SPREF		4 North Pottstown Pike	Exton	PA	19341	Hospitality
26	Plaza On Main	SPREF		1700 North Main Street	Kissimmee	FL	34744	Retail
27	Dalton Avenue Plaza	UBSAG		457 Dalton Avenue	Pittsfield	MA	01201	Retail
28	Campbell Gardens	SPREF		25 Landis Lane	Lillington	NC	27546	Multifamily
29	Bay Pointe	Natixis		13611 Doty Avenue	Hawthorne	CA	90250	Multifamily
30	The Crest Apartments	Natixis		13950 Foothill Boulevard	Los Angeles	CA	91342	Multifamily
31	Fairfield Inn Avon	Natixis		39050 Colorado Avenue	Avon	OH	44011	Hospitality
32	Foothill Plaza	UBSAG		1000 Pocatello Creek Road	Pocatello	ID	83201	Retail
33	Milford Landing Shopping Center	SPREF		102 Milford Landing Drive	Westfall Township	PA	18337	Retail
34	Markets At Mesa Ridge	UBSAG		6855-6885 & 6965 Mesa Ridge Parkway, 6805 Mesa Ridge Parkway, 7045 Mesa Ridge Parkway	Colorado Springs	CO	80817	Retail
35	313-315 W Muhammad Ali Boulevard	UBSAG		313-315 West Muhammad Ali Boulevard	Louisville	KY	40202	Office
36	Holiday Inn Express & Suites Emporia	SPREF		1350 West Atlantic Street	Emporia	VA	23847	Hospitality
37	Country Inn and Suites Savannah Airport	Natixis		21 Yvette Johnson Hagins Drive	Savannah	GA	31408	Hospitality
38	Maple Wayview Apartments	SPREF		1101 West Maple Street; 7300 Sunset Strip Northwest	North Canton	OH	44720	Multifamily
39	Holiday Inn Express - Yulee	UBSAG		76071 Sidney Place	Yulee	FL	32097	Hospitality
40	Casa Meadows	Natixis		8135 Langdon Avenue	Los Angeles	CA	91406	Multifamily
41	Park West Office	SPREF		2877 Guardian Lane	Virginia Beach	VA	23452	Office
42	Watkinsville Self Storage	SPREF		Various	Various	GA	Various	Self Storage
42.01	67 Greensboro Highway	SPREF		67 Greensboro Highway	Watkinsville	GA	30677	Self Storage
42.02	36 Arnoldsville Road	SPREF		36 Arnoldsville Road	Crawford	GA	30630	Self Storage
43	Brookhaven Plaza	UBSAG		958 Brookway Boulevard	Brookhaven	MS	39601	Retail
44	Studio Pointe	Natixis		915 North Wilton Place	Los Angeles	CA	90038	Multifamily
45	Rose Pointe	Natixis		509 North Berendo Street	Los Angeles	CA	90004	Multifamily
46	Synchrony Financial Expansion - 975 Keller Rd.	UBSAG		975 Keller Road	Altamonte Springs	FL	32714	Office
47	DuVal Enterprises Building	WFB		4225 Vernon Boulevard	Long Island City	NY	11101	Industrial
48	Walgreens - Reedsburg	WFB		1100 East Main Street	Reedsburg	WI	53959	Retail
49	Shops at Walmart	WFB		440 East Silverado Ranch Boulevard	Paradise	NV	89123	Retail
50	Suwanee Point	WFB		525 Peachtree Industrial Boulevard Northwest	Suwanee	GA	30024	Retail

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)(5)	Original Balance ($)(3)(4)(5)	Cut-off Date Balance ($)(3)(4)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	QLIC	High Rise	2015		421	Units	344,418	75,000,000	75,000,000	9.9%	75,000,000	N
2	Novo Nordisk	Suburban	1985	2013	761,824	Sq. Ft.	221	73,300,000	73,300,000	9.7%	73,300,000	Y
3	Rentar Plaza	Industrial/Retail/Office	1974		1,567,208	Sq. Ft.	84	60,000,000	60,000,000	7.9%	60,000,000	N
4	909 Poydras	CBD	1986	2015	545,157	Sq. Ft.	83	45,500,000	45,446,730	6.0%	37,571,553	N
5	The Falls	Regional Lifestyle Center	1980	1996	839,507	Sq. Ft.	179	34,500,000	34,500,000	4.6%	34,500,000	N
6	Cassa Times Square Mixed-Use	Hospitality/Retail/Parking Garage	2014		59,554	Sq. Ft.	574	34,200,000	34,200,000	4.5%	34,200,000	N
7	Plaza Mexico – Los Angeles	Anchored	1974	2005	404,064	Sq. Ft.	262	30,000,000	30,000,000	4.0%	30,000,000	N
8	333 North Bedford	Office/Retail/Warehouse	1957	2009	611,954	Sq. Ft.	97	30,000,000	29,913,127	4.0%	23,638,377	N
9	Yeager Portfolio	Suburban	Various	Various	163,740	Sq. Ft.	171	28,000,000	28,000,000	3.7%	22,927,980	N
9.01	Frisco	Suburban	2013		25,019	Sq. Ft.		7,000,000	7,000,000	0.9%
9.02	Carmel	Suburban	2010		29,562	Sq. Ft.		6,000,000	6,000,000	0.8%
9.03	Fishers II	Suburban	2006		24,685	Sq. Ft.		3,700,000	3,700,000	0.5%
9.04	Greenwood	Suburban	2008		24,303	Sq. Ft.		3,600,000	3,600,000	0.5%
9.05	Fishers I	Suburban	2005		16,653	Sq. Ft.		3,100,000	3,100,000	0.4%
9.06	Plainfield	Suburban	2009		22,818	Sq. Ft.		3,000,000	3,000,000	0.4%
9.07	Noblesville I	Suburban	1930	2005	8,100	Sq. Ft.		1,000,000	1,000,000	0.1%
9.08	Noblesville II	Suburban	2006		12,600	Sq. Ft.		600,000	600,000	0.1%
10	Sixty Soho	Full Service	2000	2015	97	Rooms	398,454	27,580,854	26,650,000	3.5%	26,650,000	N
11	Hyatt House Philadelphia/King of Prussia	Limited Service	2011		147	Rooms	169,440	25,000,000	24,907,725	3.3%	20,232,767	N
12	Crate & Barrel	Suburban	2001		167,843	Sq. Ft.	129	21,646,169	21,646,169	2.9%	21,646,169	N
13	Peachtree Mall	Regional Mall	1975	1994	536,202	Sq. Ft.	149	20,000,000	19,846,750	2.6%	14,704,420	N
14	Fairmont Parkway	Anchored	1992		176,710	Sq. Ft.	100	17,700,000	17,700,000	2.3%	15,216,425	N
15	Hilton Head Village	Anchored	2000		111,042	Sq. Ft.	156	17,450,000	17,373,453	2.3%	14,430,731	N
16	24 Hour Fitness - Pleasanton	Single Tenant	1990	2010	56,206	Sq. Ft.	290	16,300,000	16,300,000	2.2%	14,842,426	N
17	Sterling Jewelers Corporate Headquarters FES	Suburban	1999		85,686	Sq. Ft.	158	13,500,000	13,500,000	1.8%	13,500,000	Y
18	Hilton Garden Inn - Memphis Southaven	Full Service	2007		117	Rooms	106,838	12,500,000	12,500,000	1.7%	9,353,152	N
19	White Marsh Portfolio	Suburban	Various		121,596	Sq. Ft.	95	11,500,000	11,500,000	1.5%	9,639,993	N
19.01	White Marsh Professional Center	Suburban	1984		80,046	Sq. Ft.		7,055,215	7,055,215	0.9%
19.02	Ridgely’s Choice	Suburban	2005		41,550	Sq. Ft.		4,444,785	4,444,785	0.6%
20	At Home Portfolio	Single Tenant	Various	Various	534,881	Sq. Ft.	53	10,150,000	10,150,000	1.3%	8,841,825	Y
20.01	15065 Creosote Road	Single Tenant	1998	2013	115,574	Sq. Ft.		2,210,842	2,210,842	0.3%
20.02	2650 West Interstate 20	Single Tenant	2000		109,415	Sq. Ft.		2,094,090	2,094,090	0.3%
20.03	1600 West Kelly Avenue	Single Tenant	2014		108,400	Sq. Ft.		2,074,217	2,074,217	0.3%
20.04	2244 South Reynolds Road	Single Tenant	1972	2014	111,763	Sq. Ft.		2,056,828	2,056,828	0.3%
20.05	642 South Walnut Avenue	Single Tenant	1995	2013	89,729	Sq. Ft.		1,714,023	1,714,023	0.2%
21	53 Mercer Street	Single Tenant	1900	2016	8,785	Sq. Ft.	1,138	10,000,000	10,000,000	1.3%	10,000,000	N
22	HI Overland Park	Full Service	1971	2014	190	Rooms	47,368	9,000,000	9,000,000	1.2%	6,691,506	N
23	Palm Terrace	Garden	1970		96	Units	92,002	8,832,232	8,832,232	1.2%	7,735,433	N
24	Wind Gap Plaza	Anchored	1995		96,229	Sq. Ft.	86	8,300,000	8,300,000	1.1%	6,642,308	N
25	Hampton Inn Exton	Limited Service	1988	2011	122	Rooms	65,359	8,000,000	7,973,852	1.1%	5,963,463	N
26	Plaza On Main	Unanchored	1959	2015	93,398	Sq. Ft.	72	6,750,000	6,715,169	0.9%	4,961,437	N
27	Dalton Avenue Plaza	Anchored	1959	1994	108,527	Sq. Ft.	57	6,150,000	6,136,048	0.8%	5,055,787	N
28	Campbell Gardens	Student Housing	2001		224	Beds	26,727	6,000,000	5,986,781	0.8%	5,545,017	N
29	Bay Pointe	Garden	1972		74	Units	80,182	5,933,450	5,933,450	0.8%	5,196,626	N
30	The Crest Apartments	Garden	1987		48	Units	117,389	5,634,650	5,634,650	0.7%	4,934,931	N
31	Fairfield Inn Avon	Limited Service	2002	2015	82	Rooms	68,109	5,590,425	5,584,915	0.7%	5,232,854	N
32	Foothill Plaza	Anchored	1979	2014	114,357	Sq. Ft.	48	5,500,000	5,490,179	0.7%	4,048,919	N
33	Milford Landing Shopping Center	Unanchored	2004		44,222	Sq. Ft.	122	5,400,000	5,380,222	0.7%	3,919,068	N
34	Markets At Mesa Ridge	Shadow Anchored	2001		29,428	Sq. Ft.	173	5,100,000	5,100,000	0.7%	4,666,881	N
35	313-315 W Muhammad Ali Boulevard	CBD	1908	1992	49,300	Sq. Ft.	93	4,600,000	4,584,965	0.6%	3,794,181	N
36	Holiday Inn Express & Suites Emporia	Limited Service	2004	2015	78	Rooms	57,596	4,500,000	4,492,505	0.6%	3,370,679	N
37	Country Inn and Suites Savannah Airport	Limited Service	2007		82	Rooms	54,768	4,500,000	4,491,014	0.6%	3,770,304	N
38	Maple Wayview Apartments	Garden	1968	2016	110	Units	39,545	4,350,000	4,350,000	0.6%	3,720,266	N
39	Holiday Inn Express - Yulee	Limited Service	2007		73	Rooms	58,717	4,300,000	4,286,354	0.6%	3,226,439	N
40	Casa Meadows	Garden	1970		49	Units	86,522	4,239,600	4,239,600	0.6%	3,713,120	N
41	Park West Office	Suburban	1989		66,866	Sq. Ft.	59	3,942,477	3,936,556	0.5%	3,111,690	N
42	Watkinsville Self Storage	Self Storage	Various	Various	829	Units	4,749	3,950,000	3,937,112	0.5%	3,258,889	N
42.01	67 Greensboro Highway	Self Storage	1991	2013	557	Units		3,040,000	3,030,081	0.4%
42.02	36 Arnoldsville Road	Self Storage	2003	2007	272	Units		910,000	907,031	0.1%
43	Brookhaven Plaza	Unanchored	2000		34,050	Sq. Ft.	113	3,850,000	3,845,417	0.5%	3,169,905	N
44	Studio Pointe	Garden	1964		42	Units	86,850	3,647,700	3,647,700	0.5%	3,194,724	N
45	Rose Pointe	Garden	1973		38	Units	94,858	3,604,609	3,604,609	0.5%	3,156,984	N
46	Synchrony Financial Expansion - 975 Keller Rd.	Suburban	2001	2016	25,080	Sq. Ft.	136	3,400,000	3,400,000	0.4%	3,129,859	N
47	DuVal Enterprises Building	Flex	1900		55,982	Sq. Ft.	55	3,100,000	3,091,783	0.4%	1,893,504	N
48	Walgreens - Reedsburg	Single Tenant	2006		14,820	Sq. Ft.	174	2,575,000	2,575,000	0.3%	2,067,258	N
49	Shops at Walmart	Unanchored	2006		7,683	Sq. Ft.	325	2,500,000	2,500,000	0.3%	2,288,741	N
50	Suwanee Point	Unanchored	1996		17,525	Sq. Ft.	94	1,645,000	1,642,888	0.2%	1,336,129	N

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate(6)	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate
1	QLIC	12/28/2015	2/5/2016	1/5/2026		1/5/2026		4.399700%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
2	Novo Nordisk	8/11/2016	10/5/2016	9/5/2021		9/5/2021	4/30/2031	3.482000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
3	Rentar Plaza	8/31/2016	10/5/2016	9/5/2026		9/5/2026		3.482000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
4	909 Poydras	8/23/2016	10/5/2016		10/5/2016	9/5/2026		4.461500%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
5	The Falls	8/15/2016	10/1/2016	9/1/2026		9/1/2026		3.450000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
6	Cassa Times Square Mixed-Use	7/5/2016	8/5/2016	4/5/2026		4/5/2026		5.278200%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
7	Plaza Mexico – Los Angeles	6/16/2016	8/5/2016	7/5/2021		7/5/2021		4.598110%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
8	333 North Bedford	8/4/2016	9/10/2016		9/10/2016	8/10/2026		3.780000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
9	Yeager Portfolio	9/13/2016	11/6/2016		11/6/2016	10/6/2026		4.881000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	2/12/2015	4/5/2015	3/5/2026		3/5/2026		4.725000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
11	Hyatt House Philadelphia/King of Prussia	6/15/2016	8/11/2016		8/11/2016	7/11/2026		4.530000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
12	Crate & Barrel	11/30/2015	1/5/2016	12/5/2025		12/5/2025		3.605722%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
13	Peachtree Mall	6/17/2016	7/6/2016		7/6/2016	12/6/2025		3.944000%	0.000000%	0.008000%	0.005000%	0.000500%	0.000290%
14	Fairmont Parkway	9/4/2015	10/6/2015	9/6/2017	10/6/2017	9/6/2025		4.750000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
15	Hilton Head Village	5/11/2016	7/6/2016		7/6/2016	6/6/2026		5.183000%	0.002100%	0.008000%	0.035000%	0.000500%	0.000290%
16	24 Hour Fitness - Pleasanton	8/12/2016	10/11/2016	9/11/2021	10/11/2021	9/11/2026		4.200000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
17	Sterling Jewelers Corporate Headquarters FES	9/14/2016	11/5/2016	10/5/2026		10/5/2026	10/5/2036	4.650000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
18	Hilton Garden Inn - Memphis Southaven	9/13/2016	11/6/2016		11/6/2016	10/6/2026		5.024000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
19	White Marsh Portfolio	8/23/2016	10/6/2016	9/6/2017	10/6/2017	9/6/2026		4.760000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	9/15/2015	11/6/2015	4/6/2018	5/6/2018	10/6/2025	10/6/2045	4.790000%	0.000000%	0.008000%	0.025000%	0.000500%	0.000290%
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	7/29/2016	9/5/2016	8/5/2026		8/5/2026		3.860000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
22	HI Overland Park	9/12/2016	11/6/2016		11/6/2016	10/6/2026		4.850000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
23	Palm Terrace	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
24	Wind Gap Plaza	9/15/2016	11/6/2016		11/6/2016	10/6/2026		4.210000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
25	Hampton Inn Exton	8/2/2016	9/6/2016		9/6/2016	8/6/2026		4.920000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
26	Plaza On Main	7/1/2016	8/6/2016		8/6/2016	7/6/2026		4.540000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
27	Dalton Avenue Plaza	8/5/2016	9/6/2016		9/6/2016	8/6/2026		5.000000%	0.002100%	0.008000%	0.062500%	0.000500%	0.000290%
28	Campbell Gardens	7/26/2016	9/6/2016		9/6/2016	8/6/2021		5.140000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
29	Bay Pointe	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
30	The Crest Apartments	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
31	Fairfield Inn Avon	8/18/2016	10/5/2016		10/5/2016	9/5/2021		6.052000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
32	Foothill Plaza	8/12/2016	10/6/2016		10/6/2016	9/6/2026		4.585500%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
33	Milford Landing Shopping Center	7/11/2016	9/6/2016		9/6/2016	8/6/2026		4.210000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
34	Markets At Mesa Ridge	9/7/2016	11/6/2016	10/6/2021	11/6/2021	10/6/2026		4.500000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
35	313-315 W Muhammad Ali Boulevard	7/1/2016	8/6/2016		8/6/2016	7/6/2026		5.100000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
36	Holiday Inn Express & Suites Emporia	8/30/2016	10/6/2016		10/6/2016	9/6/2026		5.055000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
37	Country Inn and Suites Savannah Airport	7/7/2016	9/5/2016		9/5/2016	8/5/2026		5.600000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
38	Maple Wayview Apartments	7/29/2016	9/6/2016	8/6/2018	9/6/2018	8/6/2026		4.550000%	0.002100%	0.008000%	0.055000%	0.000500%	0.000290%
39	Holiday Inn Express - Yulee	7/15/2016	9/6/2016		9/6/2016	8/6/2026		5.100000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
40	Casa Meadows	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
41	Park West Office	9/15/2016	10/6/2016		10/6/2016	8/6/2026		3.800000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
42	Watkinsville Self Storage	6/30/2016	8/6/2016		8/6/2016	7/6/2026		5.108000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	8/11/2016	10/6/2016		10/6/2016	9/6/2026		5.050000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
44	Studio Pointe	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
45	Rose Pointe	8/5/2016	9/5/2016	8/5/2019	9/5/2019	8/5/2026		4.520000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
46	Synchrony Financial Expansion - 975 Keller Rd.	8/5/2016	9/6/2016	7/6/2021	8/6/2021	8/6/2026		4.977000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
47	DuVal Enterprises Building	9/1/2016	10/11/2016		10/11/2016	9/11/2026		4.250000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
48	Walgreens - Reedsburg	9/12/2016	11/11/2016		11/11/2016	10/11/2026		4.300000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%
49	Shops at Walmart	9/1/2016	10/11/2016	9/11/2021	10/11/2021	9/11/2026		4.530000%	0.002100%	0.008000%	0.082500%	0.000500%	0.000290%
50	Suwanee Point	9/9/2016	10/11/2016		10/11/2016	9/11/2026		4.640000%	0.002100%	0.008000%	0.005000%	0.000500%	0.000290%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)(5)	Remaining Term to Maturity or ARD (Mos.)(5)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)
1	QLIC	4.383810%	Actual/360	278,800.43	Interest-only, Balloon	Actual/360	120	111	120	111	0
2	Novo Nordisk	3.468210%	Actual/360	215,646.22	Interest-only, ARD	Actual/360	60	59	60	59	0
3	Rentar Plaza	3.468210%	Actual/360	176,518.06	Interest-only, Balloon	Actual/360	120	119	120	119	0
4	909 Poydras	4.445610%	Actual/360	222,271.52	Amortizing Balloon		120	119	0	0	360
5	The Falls	3.436210%	Actual/360	100,565.10	Interest-only, Balloon	Actual/360	120	119	120	119	0
6	Cassa Times Square Mixed-Use	5.262310%	Actual/360	152,517.99	Interest-only, Balloon	Actual/360	117	114	117	114	0
7	Plaza Mexico – Los Angeles	4.584320%	Actual/360	116,549.32	Interest-only, Balloon	Actual/360	60	57	60	57	0
8	333 North Bedford	3.764110%	Actual/360	139,445.86	Amortizing Balloon		120	118	0	0	360
9	Yeager Portfolio	4.865110%	Actual/360	148,280.29	Amortizing Balloon		120	120	0	0	360
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	4.709110%	Actual/360	106,391.80	Interest-only, Balloon	Actual/360	132	113	132	113	0
11	Hyatt House Philadelphia/King of Prussia	4.514110%	Actual/360	127,117.35	Amortizing Balloon		120	117	0	0	360
12	Crate & Barrel	3.589832%	Actual/360	66,828.30	Interest-only, Balloon	Actual/360	120	110	120	110	0
13	Peachtree Mall	3.930210%	Actual/360	104,949.94	Amortizing Balloon		114	110	0	0	300
14	Fairmont Parkway	4.734110%	Actual/360	92,331.58	Interest-only, Amortizing Balloon	Actual/360	120	107	24	11	360
15	Hilton Head Village	5.137110%	Actual/360	95,636.68	Amortizing Balloon		120	116	0	0	360
16	24 Hour Fitness - Pleasanton	4.184110%	Actual/360	79,709.80	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360
17	Sterling Jewelers Corporate Headquarters FES	4.634110%	Actual/360	53,039.06	Interest-only, ARD	Actual/360	120	120	120	120	0
18	Hilton Garden Inn - Memphis Southaven	5.008110%	Actual/360	73,248.65	Amortizing Balloon		120	120	0	0	300
19	White Marsh Portfolio	4.744110%	Actual/360	60,058.78	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	4.756210%	Actual/360	53,192.20	Interest-only, Amortizing ARD	Actual/360	120	108	30	18	360
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	3.844110%	Actual/360	32,613.43	Interest-only, Balloon	Actual/360	120	118	120	118	0
22	HI Overland Park	4.834110%	Actual/360	51,829.56	Amortizing Balloon		120	120	0	0	300
23	Palm Terrace	4.504110%	Actual/360	44,856.64	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
24	Wind Gap Plaza	4.194110%	Actual/360	40,636.88	Amortizing Balloon		120	120	0	0	360
25	Hampton Inn Exton	4.904110%	Actual/360	46,395.08	Amortizing Balloon		120	118	0	0	300
26	Plaza On Main	4.524110%	Actual/360	37,672.11	Amortizing Balloon		120	117	0	0	300
27	Dalton Avenue Plaza	4.926610%	Actual/360	33,014.53	Amortizing Balloon		120	118	0	0	360
28	Campbell Gardens	5.124110%	Actual/360	32,724.62	Amortizing Balloon		60	58	0	0	360
29	Bay Pointe	4.504110%	Actual/360	30,134.47	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
30	The Crest Apartments	4.504110%	Actual/360	28,616.94	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
31	Fairfield Inn Avon	6.036110%	Actual/360	33,704.55	Amortizing Balloon		60	59	0	0	360
32	Foothill Plaza	4.569610%	Actual/360	30,838.31	Amortizing Balloon		120	119	0	0	300
33	Milford Landing Shopping Center	4.194110%	Actual/360	29,133.05	Amortizing Balloon		120	118	0	0	300
34	Markets At Mesa Ridge	4.484110%	Actual/360	25,840.95	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360
35	313-315 W Muhammad Ali Boulevard	5.084110%	Actual/360	24,975.69	Amortizing Balloon		120	117	0	0	360
36	Holiday Inn Express & Suites Emporia	5.039110%	Actual/360	26,450.95	Amortizing Balloon		120	119	0	0	300
37	Country Inn and Suites Savannah Airport	5.584110%	Actual/360	25,833.55	Amortizing Balloon		120	118	0	0	360
38	Maple Wayview Apartments	4.484110%	Actual/360	22,170.23	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360
39	Holiday Inn Express - Yulee	5.084110%	Actual/360	25,388.54	Amortizing Balloon		120	118	0	0	300
40	Casa Meadows	4.504110%	Actual/360	21,531.84	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
41	Park West Office	3.784110%	Actual/360	18,405.32	Amortizing Balloon		119	118	0	0	359
42	Watkinsville Self Storage	5.092110%	Actual/360	21,465.94	Amortizing Balloon		120	117	0	0	360
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	5.034110%	Actual/360	20,785.44	Amortizing Balloon		120	119	0	0	360
44	Studio Pointe	4.504110%	Actual/360	18,525.73	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
45	Rose Pointe	4.504110%	Actual/360	18,306.88	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360
46	Synchrony Financial Expansion - 975 Keller Rd.	4.961110%	Actual/360	18,204.17	Interest-only, Amortizing Balloon	Actual/360	120	118	59	57	360
47	DuVal Enterprises Building	4.234110%	Actual/360	19,196.27	Amortizing Balloon		120	119	0	0	240
48	Walgreens - Reedsburg	4.284110%	Actual/360	12,742.94	Amortizing Balloon		120	120	0	0	360
49	Shops at Walmart	4.436610%	Actual/360	12,711.74	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360
50	Suwanee Point	4.624110%	Actual/360	8,472.37	Amortizing Balloon		120	119	0	0	360

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(7)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date(8)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	QLIC	0	9	L(33),D(84),O(3)	2	5	255,000,000	8/18/2016
2	Novo Nordisk	0	1	L(25),D(32),O(3)	0	0	319,900,000	6/1/2016
3	Rentar Plaza	0	1	L(25),GRTR 1% or YM or D(91),O(4)	0	0	300,000,000	7/19/2016
4	909 Poydras	359	1	L(25),D(91),O(4)	0	0	74,300,000	7/27/2016
5	The Falls	0	1	L(25),D(88),O(7)	5	0	305,000,000	7/14/2016
6	Cassa Times Square Mixed-Use	0	3	L(27),D(86),O(4)	0	0	68,900,000	1/11/2016; 3/18/2016
7	Plaza Mexico – Los Angeles	0	3	L(27),D(29),O(4)	0	0	184,000,000	3/16/2016
8	333 North Bedford	358	2	L(26),D(90),O(4)	0	0	92,500,000	7/6/2016
9	Yeager Portfolio	360	0	L(24),D(91),O(5)	0	0	38,460,000	Various
9.01	Frisco						8,450,000	7/25/2016
9.02	Carmel						8,000,000	7/27/2016
9.03	Fishers II						5,330,000	7/27/2016
9.04	Greenwood						5,200,000	7/27/2016
9.05	Fishers I						4,460,000	7/27/2016
9.06	Plainfield						4,300,000	7/27/2016
9.07	Noblesville I						1,550,000	7/27/2016
9.08	Noblesville II						1,170,000	7/27/2016
10	Sixty Soho	0	19	GRTR 1% or YM(43),D(86),O(3)	0	0	80,900,000	5/10/2016
11	Hyatt House Philadelphia/King of Prussia	357	3	L(24),GRTR 1% or YM(92),O(4)	0	0	37,650,000	5/6/2016
12	Crate & Barrel	0	10	L(34),D(83),O(3)	0	0	40,000,000	10/27/2015
13	Peachtree Mall	296	4	L(28),D(82),O(4)	0	0	138,000,000	11/11/2015
14	Fairmont Parkway	360	13	L(37),D(80),O(3)	0	0	26,460,000	8/23/2016
15	Hilton Head Village	356	4	L(28),D(89),O(3)	0	0	23,700,000	3/7/2016
16	24 Hour Fitness - Pleasanton	360	1	L(25),D(91),O(4)	0	0	28,000,000	7/24/2016
17	Sterling Jewelers Corporate Headquarters FES	0	0	L(24),D(92),O(4)	0	0	20,400,000	8/8/2016
18	Hilton Garden Inn - Memphis Southaven	300	0	L(24),D(92),O(4)	0	5	18,175,000	7/12/2016
19	White Marsh Portfolio	360	1	L(25),D(91),O(4)	0	0	16,300,000	7/8/2016
19.01	White Marsh Professional Center						10,000,000	7/8/2016
19.02	Ridgely’s Choice						6,300,000	7/8/2016
20	At Home Portfolio	360	12	L(36),D(80),O(4)	0	0	40,860,000	Various
20.01	15065 Creosote Road						8,900,000	8/22/2015
20.02	2650 West Interstate 20						8,430,000	8/20/2015
20.03	1600 West Kelly Avenue						8,350,000	8/21/2015
20.04	2244 South Reynolds Road						8,280,000	8/21/2015
20.05	642 South Walnut Avenue						6,900,000	9/1/2015
21	53 Mercer Street	0	2	L(26),D(91),O(3)	0	0	23,500,000	6/22/2016
22	HI Overland Park	300	0	L(24),D(93),O(3)	0	0	14,500,000	8/2/2016
23	Palm Terrace	360	2	L(26),D(91),O(3)	0	0	13,470,000	6/10/2016
24	Wind Gap Plaza	360	0	L(24),D(91),O(5)	0	0	16,100,000	6/30/2016
25	Hampton Inn Exton	298	2	L(26),D(90),O(4)	0	0	14,400,000	6/7/2016
26	Plaza On Main	297	3	L(27),D(89),O(4)	0	0	10,700,000	6/8/2016
27	Dalton Avenue Plaza	358	2	L(26),D(90),O(4)	0	0	8,500,000	6/15/2016
28	Campbell Gardens	358	2	L(26),D(30),O(4)	0	0	8,300,000	6/3/2016
29	Bay Pointe	360	2	L(26),D(91),O(3)	0	0	8,910,000	6/13/2016
30	The Crest Apartments	360	2	L(26),D(91),O(3)	0	0	8,440,000	6/10/2016
31	Fairfield Inn Avon	359	1	L(25),D(32),O(3)	0	0	7,500,000	8/1/2016
32	Foothill Plaza	299	1	L(25),D(91),O(4)	0	0	9,300,000	7/5/2016
33	Milford Landing Shopping Center	298	2	L(26),D(90),O(4)	0	0	9,750,000	6/22/2016
34	Markets At Mesa Ridge	360	0	L(24),D(92),O(4)	0	0	10,300,000	4/22/2016
35	313-315 W Muhammad Ali Boulevard	357	3	L(27),D(89),O(4)	0	0	6,870,000	2/29/2016
36	Holiday Inn Express & Suites Emporia	299	1	L(25),D(91),O(4)	0	0	7,400,000	7/25/2016
37	Country Inn and Suites Savannah Airport	358	2	L(26),D(91),O(3)	0	0	7,300,000	4/1/2016
38	Maple Wayview Apartments	360	2	L(26),D(90),O(4)	0	0	6,000,000	6/27/2016
39	Holiday Inn Express - Yulee	298	2	L(26),D(90),O(4)	0	0	7,000,000	5/26/2016
40	Casa Meadows	360	2	L(26),D(91),O(3)	0	0	6,440,000	6/10/2016
41	Park West Office	358	1	L(25),D(93),O(1)	0	0	8,100,000	7/1/2016
42	Watkinsville Self Storage	357	3	L(27),D(89),O(4)	0	0	6,100,000	Various
42.01	67 Greensboro Highway						4,600,000	5/25/2016
42.02	36 Arnoldsville Road						1,500,000	6/7/2016
43	Brookhaven Plaza	359	1	L(24),GRTR 1% or YM(92),O(4)	0	0	5,500,000	7/25/2016
44	Studio Pointe	360	2	L(26),D(91),O(3)	0	0	6,540,000	6/13/2016
45	Rose Pointe	360	2	L(26),D(91),O(3)	0	0	6,420,000	6/13/2016
46	Synchrony Financial Expansion - 975 Keller Rd.	360	2	L(26),D(90),O(4)	0	0	4,600,000	7/8/2016
47	DuVal Enterprises Building	239	1	L(25),GRTR 1% or YM(91),O(4)	0	0	13,500,000	6/16/2016
48	Walgreens - Reedsburg	360	0	L(24),D(92),O(4)	0	0	4,900,000	7/17/2016
49	Shops at Walmart	360	1	L(25),D(91),O(4)	0	0	5,400,000	7/18/2016
50	Suwanee Point	359	1	L(25),D(91),O(4)	0	0	2,375,000	8/9/2016

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(5)(6)	U/W NCF DSCR (x)(3)(5)(6)	Cut-off Date LTV Ratio(3)(8)	LTV Ratio at Maturity or ARD(3)(8)	Cut-off Date U/W NOI Debt Yield(3)(5)	Cut-off Date U/W NCF Debt Yield(3)(5)
1	QLIC						1.86	1.84	56.9%	56.9%	8.3%	8.2%
2	Novo Nordisk						2.98	2.97	52.6%	52.6%	10.5%	10.5%
3	Rentar Plaza						2.71	2.59	44.0%	44.0%	9.6%	9.1%
4	909 Poydras						1.76	1.52	61.2%	50.6%	10.3%	8.9%
5	The Falls						3.51	3.36	49.2%	49.2%	12.3%	11.8%
6	Cassa Times Square Mixed-Use						2.02	1.89	49.6%	49.6%	10.8%	10.1%
7	Plaza Mexico – Los Angeles						1.95	1.85	57.6%	57.6%	9.1%	8.6%
8	333 North Bedford						1.54	1.44	64.1%	50.7%	8.6%	8.1%
9	Yeager Portfolio						1.60	1.53	72.8%	59.6%	10.1%	9.8%
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho						2.32	2.01	47.8%	47.8%	11.1%	9.6%
11	Hyatt House Philadelphia/King of Prussia						1.96	1.77	66.2%	53.7%	12.0%	10.9%
12	Crate & Barrel						3.44	3.36	54.1%	54.1%	12.8%	12.4%
13	Peachtree Mall						1.98	1.83	57.7%	42.8%	12.6%	11.6%
14	Fairmont Parkway						1.85	1.72	66.9%	57.5%	11.6%	10.8%
15	Hilton Head Village						1.38	1.26	73.3%	60.9%	9.1%	8.3%
16	24 Hour Fitness - Pleasanton						1.92	1.82	58.2%	53.0%	11.3%	10.7%
17	Sterling Jewelers Corporate Headquarters FES						1.85	1.85	66.2%	66.2%	8.7%	8.7%
18	Hilton Garden Inn - Memphis Southaven						2.04	1.83	68.8%	51.5%	14.3%	12.9%
19	White Marsh Portfolio						1.91	1.63	70.6%	59.1%	12.0%	10.2%
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio						1.42	1.31	68.9%	60.0%	8.9%	8.2%
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street						2.11	2.11	42.6%	42.6%	8.3%	8.2%
22	HI Overland Park						1.96	1.59	62.1%	46.1%	13.5%	11.0%
23	Palm Terrace						1.39	1.34	65.6%	57.4%	8.5%	8.2%
24	Wind Gap Plaza						1.96	1.73	51.6%	41.3%	11.5%	10.2%
25	Hampton Inn Exton						1.81	1.56	55.4%	41.4%	12.6%	10.9%
26	Plaza On Main						1.96	1.72	62.8%	46.4%	13.2%	11.6%
27	Dalton Avenue Plaza						1.69	1.55	72.2%	59.5%	10.9%	10.0%
28	Campbell Gardens						1.79	1.72	72.1%	66.8%	11.7%	11.3%
29	Bay Pointe						1.36	1.31	66.6%	58.3%	8.3%	8.0%
30	The Crest Apartments						1.35	1.31	66.8%	58.5%	8.2%	8.0%
31	Fairfield Inn Avon						2.08	1.87	74.5%	69.8%	15.1%	13.5%
32	Foothill Plaza						1.74	1.56	59.0%	43.5%	11.7%	10.5%
33	Milford Landing Shopping Center						2.06	1.91	55.2%	40.2%	13.4%	12.4%
34	Markets At Mesa Ridge						2.25	2.25	49.5%	45.3%	13.7%	13.7%
35	313-315 W Muhammad Ali Boulevard						1.69	1.49	66.7%	55.2%	11.1%	9.8%
36	Holiday Inn Express & Suites Emporia						2.04	1.80	60.7%	45.5%	14.4%	12.7%
37	Country Inn and Suites Savannah Airport						1.96	1.71	61.5%	51.6%	13.5%	11.8%
38	Maple Wayview Apartments						1.60	1.50	72.5%	62.0%	9.8%	9.2%
39	Holiday Inn Express - Yulee						2.38	2.16	61.2%	46.1%	16.9%	15.3%
40	Casa Meadows						1.38	1.33	65.8%	57.7%	8.4%	8.1%
41	Park West Office						2.57	2.21	48.6%	38.4%	14.4%	12.4%
42	Watkinsville Self Storage						1.55	1.48	64.5%	53.4%	10.2%	9.7%
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza						1.72	1.60	69.9%	57.6%	11.1%	10.4%
44	Studio Pointe						1.37	1.33	55.8%	48.8%	8.4%	8.1%
45	Rose Pointe						1.38	1.32	56.1%	49.2%	8.4%	8.0%
46	Synchrony Financial Expansion - 975 Keller Rd.						1.92	1.82	73.9%	68.0%	12.3%	11.7%
47	DuVal Enterprises Building						2.72	2.37	22.9%	14.0%	20.2%	17.7%
48	Walgreens - Reedsburg						1.70	1.69	52.6%	42.2%	10.1%	10.0%
49	Shops at Walmart						1.62	1.50	46.3%	42.4%	9.9%	9.1%
50	Suwanee Point						1.79	1.54	69.2%	56.3%	11.0%	9.5%

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	U/W Revenues ($)(9)	U/W Expenses ($)(9)	U/W Net Operating Income ($)(9)	U/W Replacement ($)(9)	U/W TI/LC ($)(9)	U/W Net Cash Flow ($)(9)	Occupancy Rate	Occupancy as-of Date	U/W Hotel ADR
1	QLIC	15,396,615	3,385,297	12,011,318	84,200	18,123	11,908,995	98.3%	8/15/2016
2	Novo Nordisk	29,605,904	11,891,591	17,714,312	38,091	0	17,676,221	78.0%	9/1/2016
3	Rentar Plaza	24,610,323	11,992,475	12,617,848	156,721	391,802	12,069,325	100.0%	8/1/2016
4	909 Poydras	9,061,816	4,372,519	4,689,297	81,774	545,157	4,062,366	80.8%	8/29/2016
5	The Falls	26,057,960	7,632,172	18,425,787	176,296	618,885	17,630,606	97.5%	6/30/2016
6	Cassa Times Square Mixed-Use	7,488,161	3,782,991	3,705,170	3,175	11,581	3,465,758	76.2% Retail; 95.2% Hotel	9/8/2016 for Retail; TTM 6/30/2016 for Hotel	214
7	Plaza Mexico – Los Angeles	14,200,010	4,568,906	9,631,104	60,610	404,064	9,166,431	90.9%	6/1/2016
8	333 North Bedford	7,450,441	2,331,060	5,119,381	36,717	305,977	4,776,687	81.4%	8/1/2016
9	Yeager Portfolio	5,207,442	2,366,980	2,840,462	24,369	84,858	2,731,235	99.5%	8/1/2016
9.01	Frisco	1,121,276	502,374	618,902	1,614	20,135	597,154	99.4%	8/1/2016
9.02	Carmel	981,506	405,773	575,732	5,297	13,654	556,782	100.0%	8/1/2016
9.03	Fishers II	752,110	355,033	397,077	2,406	13,621	381,050	98.4%	8/1/2016
9.04	Greenwood	718,221	316,804	401,417	2,203	12,164	387,050	100.0%	8/1/2016
9.05	Fishers I	543,004	238,336	304,668	4,372	7,876	292,420	100.0%	8/1/2016
9.06	Plainfield	663,839	309,566	354,273	2,740	10,606	340,927	99.1%	8/1/2016
9.07	Noblesville I	258,052	147,311	110,741	4,927	3,652	102,162	100.0%	8/1/2016
9.08	Noblesville II	169,435	91,782	77,652	811	3,150	73,691	100.0%	8/1/2016
10	Sixty Soho	14,297,832	10,008,564	4,289,268	571,913	0	3,717,355	87.3%	6/30/2016	433
11	Hyatt House Philadelphia/King of Prussia	7,501,534	4,508,656	2,992,878	287,581	0	2,705,297	82.1%	6/30/2016	153
12	Crate & Barrel	4,657,505	1,896,362	2,761,143	25,176	41,961	2,694,006	100.0%	10/1/2016
13	Peachtree Mall	13,892,159	3,861,607	10,030,552	110,592	673,710	9,246,250	90.1%	6/30/2016
14	Fairmont Parkway	2,989,913	936,929	2,052,984	26,507	123,697	1,902,780	95.7%	6/30/2016
15	Hilton Head Village	2,088,799	506,587	1,582,212	22,208	111,042	1,448,961	100.0%	6/30/2016
16	24 Hour Fitness - Pleasanton	2,157,859	318,688	1,839,171	8,431	87,943	1,742,797	100.0%	10/1/2016
17	Sterling Jewelers Corporate Headquarters FES	1,227,902	49,331	1,178,571	0	0	1,178,571	100.0%	10/1/2016
18	Hilton Garden Inn - Memphis Southaven	4,622,635	2,830,555	1,792,080	184,905	0	1,607,175	79.0%	6/30/2016	127
19	White Marsh Portfolio	2,103,108	724,633	1,378,476	23,286	178,904	1,176,285	81.2%	8/1/2016
19.01	White Marsh Professional Center	1,476,277	489,658	986,619	10,406	118,202	858,011	85.1%	8/1/2016
19.02	Ridgely’s Choice	626,831	234,974	391,857	12,881	60,702	318,274	73.6%	8/1/2016
20	At Home Portfolio	2,591,498	77,745	2,513,753	85,581	109,065	2,319,108	100.0%	10/1/2016
20.01	15065 Creosote Road	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.02	2650 West Interstate 20	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.03	1600 West Kelly Avenue	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.04	2244 South Reynolds Road	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
20.05	642 South Walnut Avenue	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/1/2016
21	53 Mercer Street	880,650	55,260	825,390	879	0	824,511	100.0%	10/1/2016
22	HI Overland Park	5,665,526	4,447,097	1,218,429	226,621	0	991,808	63.5%	7/31/2016	96
23	Palm Terrace	1,191,915	444,175	747,740	24,000	0	723,740	99.0%	7/18/2016
24	Wind Gap Plaza	1,441,453	486,953	954,499	14,434	96,229	843,836	93.9%	8/16/2016
25	Hampton Inn Exton	3,557,178	2,549,135	1,008,043	142,287	0	865,756	69.9%	7/31/2016	115
26	Plaza On Main	1,097,850	211,127	886,723	14,010	93,398	779,315	94.8%	6/22/2016
27	Dalton Avenue Plaza	1,124,257	454,267	669,991	16,279	40,222	613,489	95.7%	7/6/2016
28	Campbell Gardens	1,377,860	674,942	702,918	27,716	0	675,202	93.3%	9/1/2016
29	Bay Pointe	870,237	377,061	493,176	18,500	0	474,676	98.6%	7/18/2016
30	The Crest Apartments	681,737	217,056	464,681	13,728	0	450,953	100.0%	7/18/2016
31	Fairfield Inn Avon	2,152,141	1,309,466	842,676	86,086	0	756,590	68.3%	5/31/2016	104
32	Foothill Plaza	963,685	319,541	644,144	23,018	43,458	577,667	92.8%	6/30/2016
33	Milford Landing Shopping Center	944,081	225,229	718,852	6,633	44,222	667,997	99.4%	5/31/2016
34	Markets At Mesa Ridge	1,011,653	312,642	699,011	0	0	699,011	100.0%	7/31/2016
35	313-315 W Muhammad Ali Boulevard	674,616	167,525	507,091	14,790	44,493	447,808	100.0%	10/1/2016
36	Holiday Inn Express & Suites Emporia	1,916,419	1,269,934	646,486	76,657	0	569,829	75.4%	6/30/2016	89
37	Country Inn and Suites Savannah Airport	1,926,119	1,318,279	607,840	77,045	0	530,795	73.9%	4/30/2016	87
38	Maple Wayview Apartments	868,104	441,850	426,255	27,500	0	398,755	97.3%	7/1/2016
39	Holiday Inn Express - Yulee	1,728,337	1,002,242	726,095	69,133	0	656,962	62.6%	5/31/2016	104
40	Casa Meadows	569,208	212,970	356,237	12,250	0	343,987	100.0%	7/18/2016
41	Park West Office	1,017,519	449,913	567,606	21,914	56,866	488,826	97.9%	7/18/2016
42	Watkinsville Self Storage	736,770	336,739	400,031	18,216	0	381,815	Various	Various
42.01	67 Greensboro Highway	544,858	264,488	280,371	12,232	0	268,139	99.3%	5/26/2016
42.02	36 Arnoldsville Road	191,912	72,252	119,661	5,984	0	113,677	83.5%	6/14/2016
43	Brookhaven Plaza	526,021	98,111	427,910	8,513	20,689	398,708	96.5%	8/8/2016
44	Studio Pointe	488,134	183,018	305,116	10,500	0	294,616	97.6%	7/18/2016
45	Rose Pointe	496,761	193,929	302,832	13,262	0	289,570	97.4%	7/18/2016
46	Synchrony Financial Expansion - 975 Keller Rd.	564,657	145,178	419,480	3,762	18,614	397,104	100.0%	10/1/2016
47	DuVal Enterprises Building	1,161,067	535,491	625,576	15,115	64,202	546,259	94.7%	8/1/2016
48	Walgreens - Reedsburg	261,920	2,619	259,301	1,482	0	257,819	100.0%	10/1/2016
49	Shops at Walmart	297,616	50,248	247,368	2,459	16,656	228,254	100.0%	8/31/2016
50	Suwanee Point	275,352	93,842	181,510	5,608	19,258	156,644	100.0%	7/25/2016

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period(10)	Second Most Recent Revenues ($)(10)
1	QLIC		Annualized 3 6/30/2016	9,836,024	2,986,498	6,849,526	0	6,849,526			NAV	NAV
2	Novo Nordisk		TTM 5/31/2016	24,599,348	9,911,492	14,687,857	0	14,687,857			Actual 2015	24,562,154
3	Rentar Plaza		TTM 6/30/2016	24,383,651	11,274,905	13,108,746	0	13,108,746			Actual 2015	24,453,413
4	909 Poydras		TTM 5/31/2016	8,651,451	4,434,102	4,217,349	0	4,217,349			Actual 2015	8,788,693
5	The Falls		TTM 5/31/2016	26,377,646	7,484,686	18,892,960	0	18,892,960			Actual 2015	26,592,149
6	Cassa Times Square Mixed-Use	204	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Plaza Mexico – Los Angeles		TTM 2/29/2016	13,878,877	4,353,659	9,525,218	0	9,525,218			Actual 2015	13,823,456
8	333 North Bedford		TTM 5/31/2016	9,166,659	2,387,781	6,778,878	0	6,778,878			Actual 2015	9,012,571
9	Yeager Portfolio		TTM 6/30/2016	5,362,340	2,364,492	2,997,848	0	2,997,848			Actual 2015	5,165,129
9.01	Frisco		TTM 6/30/2016	1,210,671	455,537	755,134	0	755,134			Actual 2015	1,107,396
9.02	Carmel		TTM 6/30/2016	1,021,005	404,018	616,987	0	616,987			Actual 2015	1,006,340
9.03	Fishers II		TTM 6/30/2016	774,258	358,204	416,055	0	416,055			Actual 2015	753,402
9.04	Greenwood		TTM 6/30/2016	725,971	319,298	406,673	0	406,673			Actual 2015	687,905
9.05	Fishers I		TTM 6/30/2016	556,680	246,516	310,164	0	310,164			Actual 2015	544,065
9.06	Plainfield		TTM 6/30/2016	661,405	323,466	337,939	0	337,939			Actual 2015	658,470
9.07	Noblesville I		TTM 6/30/2016	260,334	150,970	109,364	0	109,364			Actual 2015	245,476
9.08	Noblesville II		TTM 6/30/2016	152,017	106,483	45,534	0	45,534			Actual 2015	162,075
10	Sixty Soho	378	TTM 6/30/2016	14,297,686	10,463,852	3,833,834	0	3,833,834	433	378	Actual 2015	12,803,548
11	Hyatt House Philadelphia/King of Prussia	122	TTM 6/30/2016	7,673,897	4,580,364	3,093,533	0	3,093,533	152	125	Actual 2015	7,494,772
12	Crate & Barrel		TTM 7/31/2016	4,832,859	1,807,675	3,025,184	0	3,025,184			Actual 2015	4,638,073
13	Peachtree Mall		TTM 6/30/2016	13,770,809	3,875,594	9,895,215	0	9,895,215			Actual 2015	13,161,383
14	Fairmont Parkway		Annualized 11 7/31/2016	2,932,960	891,185	2,041,775	0	2,041,775			Actual 2015	2,968,616
15	Hilton Head Village		TTM 6/30/2016	2,164,575	537,212	1,627,363	0	1,627,363			Actual 2015	2,116,020
16	24 Hour Fitness - Pleasanton		TTM 6/30/2016	2,023,416	6,610	2,016,806	0	2,016,806			Actual 2015	2,023,416
17	Sterling Jewelers Corporate Headquarters FES		TTM 6/30/2016	1,125,000	35,198	1,089,802	0	1,089,802			Actual 2015	1,125,000
18	Hilton Garden Inn - Memphis Southaven	100	TTM 6/30/2016	4,622,635	2,835,162	1,787,473	0	1,787,473	127	100	Actual 2015	4,466,915
19	White Marsh Portfolio		TTM 5/31/2016	2,305,278	759,833	1,545,445	0	1,545,445			Actual 2015	2,269,420
19.01	White Marsh Professional Center		TTM 5/31/2016	1,419,204	500,219	918,985	0	918,985			Actual 2015	1,415,039
19.02	Ridgely’s Choice		TTM 5/31/2016	886,074	259,614	626,460	0	626,460			Actual 2015	854,381
20	At Home Portfolio		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.01	15065 Creosote Road		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.02	2650 West Interstate 20		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.03	1600 West Kelly Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.04	2244 South Reynolds Road		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20.05	642 South Walnut Avenue		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
21	53 Mercer Street		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
22	HI Overland Park	61	TTM 7/31/2016	5,681,109	4,439,983	1,241,126	0	1,241,126	96	61	Actual 2015	5,586,688
23	Palm Terrace		TTM 5/31/2016	1,218,123	450,037	768,085	0	768,085			Actual 2015	1,205,608
24	Wind Gap Plaza		TTM 7/31/2016	1,474,953	483,471	991,482	0	991,482			Actual 2015	1,401,477
25	Hampton Inn Exton	81	TTM 7/31/2016	3,626,373	2,575,347	1,051,026	0	1,051,026	115	81	Actual 2015	3,703,299
26	Plaza On Main		TTM 6/30/2016	807,904	177,700	630,204	0	630,204			Actual 2015	629,951
27	Dalton Avenue Plaza		TTM 6/30/2016	1,061,545	403,174	658,371	0	658,371			Actual 2015	1,067,671
28	Campbell Gardens		TTM 6/30/2016	1,377,860	681,705	696,155	0	696,155			Actual 2015	1,338,056
29	Bay Pointe		TTM 5/31/2016	891,139	380,452	510,687	0	510,687			Actual 2015	885,828
30	The Crest Apartments		TTM 5/31/2016	699,857	219,672	480,185	0	480,185			Actual 2015	689,822
31	Fairfield Inn Avon	72	TTM 5/31/2016	2,192,127	1,249,778	942,350	0	942,350	105	72	Actual 2015	2,116,930
32	Foothill Plaza		TTM 6/30/2016	1,012,732	318,503	694,229	0	694,229			Actual 2015	1,031,819
33	Milford Landing Shopping Center		TTM 6/30/2016	982,570	222,364	760,207	0	760,207			Actual 2015	992,316
34	Markets At Mesa Ridge		TTM 7/31/2016	1,008,440	242,002	766,438	-878	767,316			Actual 2015	1,017,065
35	313-315 W Muhammad Ali Boulevard		TTM 6/30/2016	684,353	152,366	531,987	0	531,987			Actual 2015	675,905
36	Holiday Inn Express & Suites Emporia	67	TTM 6/30/2016	1,921,670	1,180,634	741,036	76,867	664,169	89	67	Actual 2015	1,880,350
37	Country Inn and Suites Savannah Airport	64	TTM 4/30/2016	1,931,396	1,237,416	693,980	0	693,980	87	64	Actual 2015	1,992,697
38	Maple Wayview Apartments		TTM 6/30/2016	816,323	433,028	383,295	27,500	355,795			Actual 2015	690,115
39	Holiday Inn Express - Yulee	65	TTM 5/31/2016	1,733,072	995,825	737,247	0	737,247	104	65	Actual 2015	1,619,483
40	Casa Meadows		TTM 5/31/2016	560,782	215,655	345,127	0	345,127			Actual 2015	547,461
41	Park West Office		TTM 5/31/2016	802,932	426,186	376,746	0	376,746			NAV	NAV
42	Watkinsville Self Storage		TTM 4/30/2016	728,313	313,039	415,274	0	415,274			Various	550,070
42.01	67 Greensboro Highway		TTM 4/30/2016	558,074	246,056	312,018	0	312,018			Actual 2015	550,070
42.02	36 Arnoldsville Road		TTM 4/30/2016	170,240	66,983	103,257	0	103,257			NAV	NAV
43	Brookhaven Plaza		TTM 5/31/2016	490,398	96,655	393,744	26,432	367,312			Actual 2015	473,046
44	Studio Pointe		TTM 5/31/2016	491,838	186,329	305,509	0	305,509			Actual 2015	493,531
45	Rose Pointe		TTM 5/31/2016	496,089	196,035	300,055	0	300,055			Actual 2015	481,639
46	Synchrony Financial Expansion - 975 Keller Rd.		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
47	DuVal Enterprises Building		TTM 5/31/2016	1,147,715	466,660	681,055	0	681,055			Actual 2015	1,100,708
48	Walgreens - Reedsburg		Annualized 6 6/30/2016	270,000	0	270,000	0	270,000			Actual 2015	270,000
49	Shops at Walmart		TTM 6/30/2016	415,544	61,014	354,530	0	354,530			Actual 2015	404,400
50	Suwanee Point		TTM 6/30/2016	283,351	100,637	182,714	0	182,714			Actual 2015	271,640

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Second Most Recent Expenses ($)(10)	Second Most Recent NOI ($)(10)	Second Most Recent Capital Expenditures(10)	Second Most Recent NCF ($)(10)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period(10)	Third Most Recent Revenues ($)(10)	Third Most Recent Expenses ($)(10)	Third Most Recent NOI ($)(10)
1	QLIC	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2	Novo Nordisk	10,163,040	14,399,114	0	14,399,114			Actual 2014	24,738,338	10,261,687	14,476,650
3	Rentar Plaza	11,580,671	12,872,742	0	12,872,742			Actual 2014	23,466,573	11,130,209	12,336,364
4	909 Poydras	4,365,137	4,423,556	0	4,423,556			Actual 2014	8,368,492	4,496,902	3,871,590
5	The Falls	7,831,336	18,760,813	0	18,760,813			Actual 2014	26,306,241	8,114,149	18,192,092
6	Cassa Times Square Mixed-Use	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Plaza Mexico – Los Angeles	4,450,502	9,372,954	0	9,372,954			Actual 2014	13,558,561	4,600,012	8,958,550
8	333 North Bedford	2,382,282	6,630,288	0	6,630,288			Actual 2014	8,550,772	2,221,304	6,329,468
9	Yeager Portfolio	2,220,847	2,944,282	0	2,944,282			Actual 2014	4,338,962	1,918,858	2,420,104
9.01	Frisco	407,553	699,843	0	699,843			Actual 2014	420,870	210,401	210,469
9.02	Carmel	381,958	624,382	0	624,382			Actual 2014	967,490	374,533	592,957
9.03	Fishers II	336,692	416,710	0	416,710			Actual 2014	719,003	304,969	414,034
9.04	Greenwood	308,463	379,442	0	379,442			Actual 2014	641,897	272,925	368,972
9.05	Fishers I	225,515	318,550	0	318,550			Actual 2014	521,301	229,326	291,975
9.06	Plainfield	327,117	331,353	0	331,353			Actual 2014	661,728	294,592	367,136
9.07	Noblesville I	140,951	104,525	0	104,525			Actual 2014	231,558	149,542	82,016
9.08	Noblesville II	92,598	69,477	0	69,477			Actual 2014	175,115	82,570	92,545
10	Sixty Soho	9,985,776	2,817,772	0	2,817,772	405	342	Actual 2014	12,565,888	11,870,867	695,021
11	Hyatt House Philadelphia/King of Prussia	4,498,601	2,996,171	0	2,996,171	149	122	Actual 2014	7,371,181	4,374,525	2,996,656
12	Crate & Barrel	1,777,887	2,860,186	0	2,860,186			Actual 2014	4,591,081	1,845,481	2,745,600
13	Peachtree Mall	3,853,477	9,307,906	0	9,307,906			Actual 2014	13,807,120	4,019,990	9,787,129
14	Fairmont Parkway	1,014,822	1,953,794	0	1,953,794			Actual 2014	2,869,310	870,549	1,998,760
15	Hilton Head Village	545,897	1,570,123	0	1,570,123			Actual 2014	2,059,456	565,103	1,494,354
16	24 Hour Fitness - Pleasanton	8,123	2,015,293	0	2,015,293			Actual 2014	2,001,737	4,324	1,997,412
17	Sterling Jewelers Corporate Headquarters FES	31,907	1,093,093	0	1,093,093			Actual 2014	1,125,000	30,722	1,094,278
18	Hilton Garden Inn - Memphis Southaven	2,768,680	1,698,235	0	1,698,235	124	96	Actual 2014	4,427,807	2,665,228	1,762,579
19	White Marsh Portfolio	764,593	1,504,827	0	1,504,827			Actual 2014	2,172,797	779,556	1,393,241
19.01	White Marsh Professional Center	514,079	900,960	0	900,960			Actual 2014	1,359,032	554,897	804,135
19.02	Ridgely’s Choice	250,514	603,867	0	603,867			Actual 2014	813,765	224,659	589,106
20	At Home Portfolio	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.01	15065 Creosote Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.02	2650 West Interstate 20	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.03	1600 West Kelly Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.04	2244 South Reynolds Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
20.05	642 South Walnut Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
21	53 Mercer Street	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
22	HI Overland Park	4,307,653	1,279,035	0	1,279,035	93	60	Actual 2014	4,961,020	4,008,758	952,262
23	Palm Terrace	462,087	743,521	0	743,521			Actual 2014	1,129,034	501,342	627,692
24	Wind Gap Plaza	483,264	918,213	0	918,213			Actual 2014	1,397,491	440,353	957,139
25	Hampton Inn Exton	2,558,820	1,144,479	0	1,144,479	116	82	Actual 2014	3,671,358	2,657,221	1,014,137
26	Plaza On Main	182,486	447,465	0	447,465			Actual 2014	612,705	189,454	423,251
27	Dalton Avenue Plaza	458,658	609,013	0	609,013			Actual 2014	1,084,107	410,388	673,719
28	Campbell Gardens	664,034	674,022	0	674,022			Actual 2014	1,301,017	613,333	687,684
29	Bay Pointe	353,424	532,404	0	532,404			Actual 2014	790,257	364,086	426,171
30	The Crest Apartments	235,004	454,818	0	454,818			Actual 2014	622,807	226,607	396,200
31	Fairfield Inn Avon	1,326,542	790,388	0	790,388	106	69	Actual 2014	1,924,545	1,148,636	775,910
32	Foothill Plaza	318,423	713,396	0	713,396			Actual 2014	988,280	311,542	676,738
33	Milford Landing Shopping Center	221,126	771,190	0	771,190			Actual 2014	873,444	221,592	651,852
34	Markets At Mesa Ridge	357,431	659,634	19,963	639,671			Actual 2014	987,915	332,285	655,630
35	313-315 W Muhammad Ali Boulevard	172,075	503,830	0	503,830			Actual 2014	659,419	165,844	493,575
36	Holiday Inn Express & Suites Emporia	1,172,783	707,567	75,214	632,353	87	65	Actual 2014	1,756,947	1,145,728	611,219
37	Country Inn and Suites Savannah Airport	1,241,697	750,999	0	750,999	87	66	Actual 2014	1,828,516	1,134,286	694,229
38	Maple Wayview Apartments	431,084	259,030	27,500	231,530			Actual 2014	622,717	354,674	268,043
39	Holiday Inn Express - Yulee	1,032,859	586,624	0	586,624	102	61	Actual 2014	1,457,215	923,121	534,094
40	Casa Meadows	208,863	338,598	0	338,598			Actual 2014	533,828	240,395	293,433
41	Park West Office	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
42	Watkinsville Self Storage	246,373	303,697	0	303,697			Various	519,080	218,918	300,161
42.01	67 Greensboro Highway	246,373	303,697	0	303,697			Actual 2014	519,080	218,918	300,161
42.02	36 Arnoldsville Road	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
43	Brookhaven Plaza	96,042	377,003	10,818	366,186			Actual 2014	480,145	93,573	386,572
44	Studio Pointe	185,560	307,971	0	307,971			Actual 2014	473,316	200,422	272,894
45	Rose Pointe	219,771	261,868	0	261,868			Actual 2014	471,448	196,423	275,025
46	Synchrony Financial Expansion - 975 Keller Rd.	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
47	DuVal Enterprises Building	479,752	620,956	0	620,956			Actual 2014	1,073,679	458,656	615,023
48	Walgreens - Reedsburg	0	270,000	0	270,000			Actual 2014	270,000	0	270,000
49	Shops at Walmart	59,760	344,640	0	344,640			Actual 2014	434,803	64,857	369,947
50	Suwanee Point	102,186	169,454	0	169,454			Actual 2014	267,608	91,363	176,245

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Third Most Recent Capital Expenditures(10)	Third Most Recent NCF ($)(10)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(11)(12)(13)	Largest Tenant Sq. Ft.(11)(12)(13)	Largest Tenant % of NRA(11)(12)(13)
1	QLIC	NAV	NAV			N
2	Novo Nordisk	0	14,476,650			N	Novo Nordisk Inc.	594,009	78.0%
3	Rentar Plaza	0	12,336,364			Y	City of New York- DS/BOE	516,115	32.9%
4	909 Poydras	0	3,871,590			N	Stone Pigman Walther Wittmann LLC	42,748	7.8%
5	The Falls	0	18,192,092			N	Macy’s	230,000	27.4%
6	Cassa Times Square Mixed-Use	NAV	NAV	NAV	NAV	N	Omoiyari Inc.	5,135	8.6%
7	Plaza Mexico – Los Angeles	0	8,958,550			N	Food 4 Less	54,822	13.6%
8	333 North Bedford	0	6,329,468			N	Grand Prix New York Racing	117,942	19.3%
9	Yeager Portfolio	0	2,420,104			N	Various	Various	Various
9.01	Frisco	0	210,469			N	Osky Blue	780	3.1%
9.02	Carmel	0	592,957			N	Simplexity Marketing Group	724	2.4%
9.03	Fishers II	0	414,034			N	Dunlap Gill Wealth Management Group	1,250	5.1%
9.04	Greenwood	0	368,972			N	Einterz Law	688	2.8%
9.05	Fishers I	0	291,975			N	A Michael	567	3.4%
9.06	Plainfield	0	367,136			N	Financial Solutions Group, Corp.	716	3.1%
9.07	Noblesville I	0	82,016			N	Honeycomb Hair Salon	558	6.9%
9.08	Noblesville II	0	92,545			N	United Chiropractic	3,300	26.2%
10	Sixty Soho	0	695,021	357	266	N
11	Hyatt House Philadelphia/King of Prussia	0	2,996,656	144	120	N
12	Crate & Barrel	0	2,745,600			N	Crate & Barrel	167,843	100.0%
13	Peachtree Mall	0	9,787,129			N	Macy’s	139,219	26.0%
14	Fairmont Parkway	0	1,998,760			N	IT’Z	60,000	34.0%
15	Hilton Head Village	0	1,494,354			N	Marshall’s	30,000	27.0%
16	24 Hour Fitness - Pleasanton	0	1,997,412			N	24 Hour Fitness USA, Inc.	56,206	100.0%
17	Sterling Jewelers Corporate Headquarters FES	0	1,094,278			N	Sterling Jewelers, Inc.	85,686	100.0%
18	Hilton Garden Inn - Memphis Southaven	0	1,762,579	122	95	N
19	White Marsh Portfolio	12,000	1,381,241			N	Various	Various	Various
19.01	White Marsh Professional Center	12,000	792,135			N	David B. K. Golden, M.D., F.A.C.P. and Jonathan Matz, M.D.	4,758	5.9%
19.02	Ridgely’s Choice	0	589,106			N	Madison Square Federal Savings Bank	6,317	15.2%
20	At Home Portfolio	NAV	NAV			N	At Home Holdings III, Inc.	534,881	100.0%
20.01	15065 Creosote Road	NAV	NAV			N	At Home Holdings III, Inc.	115,574	100.0%
20.02	2650 West Interstate 20	NAV	NAV			N	At Home Holdings III, Inc.	109,415	100.0%
20.03	1600 West Kelly Avenue	NAV	NAV			N	At Home Holdings III, Inc.	108,400	100.0%
20.04	2244 South Reynolds Road	NAV	NAV			N	At Home Holdings III, Inc.	111,763	100.0%
20.05	642 South Walnut Avenue	NAV	NAV			N	At Home Holdings III, Inc.	89,729	100.0%
21	53 Mercer Street	NAV	NAV			N	Dolce Vita Footwear Inc.	8,785	100.0%
22	HI Overland Park	0	952,262	87	53	N
23	Palm Terrace	0	627,692			N
24	Wind Gap Plaza	0	957,139			N	Giant Food Stores Inc	51,400	53.4%
25	Hampton Inn Exton	0	1,014,137	115	82	N
26	Plaza On Main	0	423,251			N	Immunotek Bio Centers, LLC	16,989	18.2%
27	Dalton Avenue Plaza	0	673,719			N	Wakefern/Price Rite	33,369	30.7%
28	Campbell Gardens	0	687,684			N
29	Bay Pointe	0	426,171			N
30	The Crest Apartments	0	396,200			N
31	Fairfield Inn Avon	0	775,910	104	64	N
32	Foothill Plaza	0	676,738			N	Ridley’s Family Market, Inc.	41,460	36.3%
33	Milford Landing Shopping Center	0	651,852			N	Staples	14,605	33.0%
34	Markets At Mesa Ridge	40,319	615,311			Y	Ent Federal Credit Union	3,847	13.1%
35	313-315 W Muhammad Ali Boulevard	0	493,575			N	JCAO - Child Services Division	49,300	100.0%
36	Holiday Inn Express & Suites Emporia	70,278	540,941	82	61	N
37	Country Inn and Suites Savannah Airport	0	694,229	76	61	N
38	Maple Wayview Apartments	27,500	240,543			N
39	Holiday Inn Express - Yulee	0	534,094	94	55	N
40	Casa Meadows	0	293,433			N
41	Park West Office	NAV	NAV			N	Cape Henry Engineering	29,932	44.8%
42	Watkinsville Self Storage	0	300,161			N
42.01	67 Greensboro Highway	0	300,161			N
42.02	36 Arnoldsville Road	NAV	NAV			N
43	Brookhaven Plaza	12,918	373,655			N	Dollar Tree	8,050	23.6%
44	Studio Pointe	0	272,894			N
45	Rose Pointe	0	275,025			N
46	Synchrony Financial Expansion - 975 Keller Rd.	NAV	NAV			N	Synchrony	25,080	100.0%
47	DuVal Enterprises Building	0	615,023			N	N Y Wine Warehouse	11,202	20.0%
48	Walgreens - Reedsburg	0	270,000			N	Walgreens	14,820	100.0%
49	Shops at Walmart	0	369,947			N	Wells Fargo Bank	3,727	48.5%
50	Suwanee Point	0	176,245			N	Tanners	4,800	27.4%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Largest Tenant Exp. Date(11)(12)(13)	2nd Largest Tenant Name(11)(12)(13)(14)	2nd Largest Tenant Sq. Ft.(11)(12)(13)(14)	2nd Largest Tenant % of NRA(11)(12)(13)(14)	2nd Largest Tenant Exp. Date(11)(12)(13)(14)
1	QLIC
2	Novo Nordisk	4/30/2031
3	Rentar Plaza	2/9/2021	Middle Village Associates	265,000	16.9%	9/30/2024
4	909 Poydras	10/31/2032	Sher Garner Cahill Richter Klain McAlister & Hilbert LLC	32,192	5.9%	12/31/2027
5	The Falls	7/31/2027	Bloomingdale’s	225,000	26.8%	1/28/2022
6	Cassa Times Square Mixed-Use	4/30/2026	Ronnybrook Farm Hospitality Group Inc.	3,692	6.2%	3/20/2026
7	Plaza Mexico – Los Angeles	8/23/2018	La Curacao	27,381	6.8%	1/31/2020
8	333 North Bedford	12/31/2024	Safe Havens Partners	90,031	14.7%	5/31/2022
9	Yeager Portfolio	MTM	Various	Various	Various	MTM
9.01	Frisco	MTM	PhysVisible	464	1.9%	MTM
9.02	Carmel	MTM	Arland Communications	702	2.4%	MTM
9.03	Fishers II	MTM	IN Chiropractic & Wellness	560	2.3%	MTM
9.04	Greenwood	MTM	The Driving Academy	566	2.3%	MTM
9.05	Fishers I	MTM	Massillamany and Jeter, LLC	479	2.9%	MTM
9.06	Plainfield	MTM	Secure Today Financial	691	3.0%	MTM
9.07	Noblesville I	MTM	Bankruptcy Law Office of Jon Brown	436	5.4%	MTM
9.08	Noblesville II	MTM	Fight For Small	2,100	16.7%	MTM
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel	11/30/2025
13	Peachtree Mall	9/1/2022	JC Penney	82,320	15.4%	11/30/2019
14	Fairmont Parkway	4/30/2022	24 Hour Fitness	40,304	22.8%	12/31/2021
15	Hilton Head Village	1/31/2021	Bed Bath & Beyond	24,710	22.3%	1/31/2021
16	24 Hour Fitness - Pleasanton	12/31/2031
17	Sterling Jewelers Corporate Headquarters FES	1/31/2048
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio	Various	Various	Various	Various	Various
19.01	White Marsh Professional Center	9/30/2017	NRT Mid-Atlantic, LLC Coldwell Banker Residential	4,031	5.0%	7/31/2020
19.02	Ridgely’s Choice	8/31/2021	Greater Baltimore Medical Center, Inc. t/a Greater Baltimore Medical Associates	6,277	15.1%	2/28/2019
20	At Home Portfolio	9/30/2030
20.01	15065 Creosote Road	9/30/2030
20.02	2650 West Interstate 20	9/30/2030
20.03	1600 West Kelly Avenue	9/30/2030
20.04	2244 South Reynolds Road	9/30/2030
20.05	642 South Walnut Avenue	9/30/2030
21	53 Mercer Street	7/31/2021
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza	3/31/2020	Dollar Tree	9,260	9.6%	3/31/2021
25	Hampton Inn Exton
26	Plaza On Main	10/31/2030	Furniture Liquidators USA	16,947	18.1%	5/31/2021
27	Dalton Avenue Plaza	2/28/2021	BBE	30,000	27.6%	12/31/2020
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza	8/31/2033	PNS Stores, Inc	37,682	33.0%	1/31/2021
33	Milford Landing Shopping Center	2/28/2021	Sleepy’s	6,500	14.7%	2/28/2020
34	Markets At Mesa Ridge	5/31/2021	SPEC OPS Liquor LLC	3,600	12.2%	9/10/2022
35	313-315 W Muhammad Ali Boulevard	12/31/2023
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office	6/30/2020	Movement Mortgage	11,661	17.4%	11/30/2017
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	1/31/2020	Shoe Show	7,508	22.0%	11/30/2020
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.	1/31/2026
47	DuVal Enterprises Building	1/31/2021	Plants Goodbye	6,937	12.4%	12/31/2026
48	Walgreens - Reedsburg	2/28/2081
49	Shops at Walmart	9/30/2021	El Pollo Loco, Inc	2,670	34.8%	3/31/2026
50	Suwanee Point	5/31/2021	Sunshine China	1,550	8.8%	11/30/2018

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	3rd Largest Tenant Name(12)	3rd Largest Tenant Sq. Ft.(12)	3rd Largest Tenant % of NRA(12)	3rd Largest Tenant Exp. Date(12)	4th Largest Tenant Name(11)(12)(13)	4th Largest Tenant Sq. Ft.(11)(12)(13)	4th Largest Tenant % of NRA(11)(12)(13)
1	QLIC
2	Novo Nordisk
3	Rentar Plaza	Raymour and Flanigan	174,000	11.1%	3/31/2024	Kmart	146,821	9.4%
4	909 Poydras	Kean Miller LLP	30,606	5.6%	10/31/2028	First Bank and Trust	30,417	5.6%
5	The Falls	Regal Cinemas	39,746	4.7%	1/31/2019	The Fresh Market	21,720	2.6%
6	Cassa Times Square Mixed-Use
7	Plaza Mexico – Los Angeles	Rite Aid Corp.	19,120	4.7%	5/31/2018	Planet Fitness	16,361	4.0%
8	333 North Bedford	Photo File, Inc.	42,881	7.0%	3/31/2020	Saw Mill Club East	42,693	7.0%
9	Yeager Portfolio	Various	Various	Various	MTM	Various	Various	Various
9.01	Frisco	Atomic Design & Consulting	407	1.6%	MTM	Alitertech, LLC	405	1.6%
9.02	Carmel	Guardian Angel Hospice	673	2.3%	MTM	600 The Salon	658	2.2%
9.03	Fishers II	Clearlight Electronics, LLC	530	2.1%	MTM	Administrative Strategies	500	2.0%
9.04	Greenwood	Taylor Ryan Creations Salon	440	1.8%	MTM	Lee & Associates	439	1.8%
9.05	Fishers I	Malkoff-Hughes/ Clarity	409	2.5%	MTM	Wee Believers/Troparian	378	2.3%
9.06	Plainfield	1st Choice Service, Inc.	558	2.4%	MTM	Triangle Services, Inc. dba Maintech	433	1.9%
9.07	Noblesville I	Vigilant Biosciences	401	5.0%	MTM	Hansen Law Firm, LLC	398	4.9%
9.08	Noblesville II	Revive, LLC	2,100	16.7%	MTM	First Community Mortgage	2,100	16.7%
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel
13	Peachtree Mall	Peachtree 8	25,439	4.7%	12/31/2018	H&M	21,210	4.0%
14	Fairmont Parkway	Goodwill	19,165	10.8%	3/31/2021	3K Sports	15,484	8.8%
15	Hilton Head Village	Old Navy	17,332	15.6%	9/30/2021	Ulta	9,000	8.1%
16	24 Hour Fitness - Pleasanton
17	Sterling Jewelers Corporate Headquarters FES
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio	Various	Various	Various	Various	Various	Various	Various
19.01	White Marsh Professional Center	Eastern Regional Insurance, LLC	3,737	4.7%	11/30/2018	Your Health Network Inc.	3,556	4.4%
19.02	Ridgely’s Choice	MedStar Urgent Care, LLC	3,648	8.8%	6/30/2023	Steamship Trade Association of Baltimore, Inc.	3,210	7.7%
20	At Home Portfolio
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza	Advance Auto Parts	8,050	8.4%	1/31/2021	Rent-A-Center Store	5,360	5.6%
25	Hampton Inn Exton
26	Plaza On Main	Moran Foods, Inc dba Save A Lot	16,528	17.7%	3/31/2020	Family Dollar Stores of Florida, Inc.	9,100	9.7%
27	Dalton Avenue Plaza	Jo-Ann’s	11,714	10.8%	1/31/2022	Goodwill	8,150	7.5%
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza	Sizzling Platter, LLC	5,798	5.1%	7/15/2023	Alameda Pet Hospital	4,360	3.8%
33	Milford Landing Shopping Center	Smoker’s Choice	5,000	11.3%	9/30/2020	Sherwin Williams	4,041	9.1%
34	Markets At Mesa Ridge	Birdie, Inc., a Colorado Corp	2,700	9.2%	5/31/2018	Dragon King LLC	2,356	8.0%
35	313-315 W Muhammad Ali Boulevard
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office	Leidos, Inc.	10,062	15.0%	5/31/2018	Legal Benefits, Inc.	8,360	12.5%
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	Rue 21	5,000	14.7%	1/31/2021	Enliven	2,293	6.7%
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.
47	DuVal Enterprises Building	Manna	6,289	11.2%	1/31/2019	Plant Specialists,LLC	5,780	10.3%
48	Walgreens - Reedsburg
49	Shops at Walmart	Red Persimmon Salon	1,286	16.7%	8/31/2021
50	Suwanee Point	Chiropractic	1,550	8.8%	12/31/2018	Subway	1,520	8.7%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	4th Largest Tenant Exp. Date(11)(12)(13)	5th Largest Tenant Name(11)(12)(14)	5th Largest Tenant Sq. Ft.(11)(12)(14)	5th Largest Tenant % of NRA(11)(12)(14)
1	QLIC
2	Novo Nordisk
3	Rentar Plaza	1/31/2019	City of New York- DOT	120,000	7.7%
4	909 Poydras	3/31/2026	Barrasso, Usdin, Kupperman, Freeman & Sarver LLC	28,592	5.2%
5	The Falls	8/31/2022	American Girl	15,840	1.9%
6	Cassa Times Square Mixed-Use
7	Plaza Mexico – Los Angeles	9/30/2026	Chuck-E-Cheese	12,116	3.0%
8	333 North Bedford	12/31/2020	C&C North America	31,454	5.1%
9	Yeager Portfolio	MTM	Various	Various	Various
9.01	Frisco	MTM	Sereneco Wellness	380	1.5%
9.02	Carmel	MTM	Bliss Hair Design	526	1.8%
9.03	Fishers II	MTM	Diamond Residential Mortgage Corp.	499	2.0%
9.04	Greenwood	MTM	Sunstone Counseling Center	403	1.7%
9.05	Fishers I	MTM	Brightstone Advisors/Jeff Sturgis	378	2.3%
9.06	Plainfield	MTM	Customer Service Associates, LLC	428	1.9%
9.07	Noblesville I	MTM	Harper Global	367	4.5%
9.08	Noblesville II	MTM	Rivers Edge Family Natural Health	2,100	16.7%
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel
13	Peachtree Mall	1/31/2026	Encore	13,159	2.5%
14	Fairmont Parkway	1/31/2017	Regency Beauty Institute	6,000	3.4%
15	Hilton Head Village	10/31/2022	Palmetto Moon	8,000	7.2%
16	24 Hour Fitness - Pleasanton
17	Sterling Jewelers Corporate Headquarters FES
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio	Various	Various	Various	Various
19.01	White Marsh Professional Center	10/31/2023	Stearns Lending LLC	3,545	4.4%
19.02	Ridgely’s Choice	7/31/2021	Deltex Management, LLC	2,340	5.6%
20	At Home Portfolio
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza	4/30/2017	Wine & Spirits	3,000	3.1%
25	Hampton Inn Exton
26	Plaza On Main	12/31/2021	Worry Free Rentals, DBA Own It Now	6,850	7.3%
27	Dalton Avenue Plaza	7/31/2017	Benson’s Pet Center	7,820	7.2%
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza	11/30/2018	Chang’s Garden Restaurant	3,000	2.6%
33	Milford Landing Shopping Center	5/31/2021	Olympia Sports	3,924	8.9%
34	Markets At Mesa Ridge	12/31/2019	Fountain TaeKwonDo Academy	2,160	7.3%
35	313-315 W Muhammad Ali Boulevard
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office	4/30/2020	Guaranteed Rate, Inc.	2,835	4.2%
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	5/31/2021	AT & T Wireless	1,600	4.7%
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.
47	DuVal Enterprises Building	Multiple Leases -- 2,379 expiring square feet 6/30/2025; 3,401 square feet expiring 7/31/2025	Foundry	4,048	7.2%
48	Walgreens - Reedsburg
49	Shops at Walmart
50	Suwanee Point	3/31/2022	Dry Cleaners	1,480	8.4%

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	5th Largest Tenant Exp. Date(11)(12)(14)	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)
1	QLIC		12/20/2015	9/12/2016				N	Y	Refinance	8,023,541	9,870
2	Novo Nordisk		8/10/2016	8/18/2016				N	Y	Acquisition	0	931,323
3	Rentar Plaza	9/30/2018	6/19/2016	7/19/2016				N	Y	Refinance	0	1,311,902
4	909 Poydras	12/31/2019	8/1/2016	8/1/2016				N	Y	Refinance	0	661,595
5	The Falls	2/28/2023	7/22/2016	7/22/2016				N	Y	Refinance	0	0
6	Cassa Times Square Mixed-Use		2/29/2016	2/29/2016				N	Y	Refinance	0	314,664
7	Plaza Mexico – Los Angeles	12/31/2018	3/18/2016	3/18/2016		3/18/2016	13.0%	N	Y	Refinance	50,500	289,261
8	333 North Bedford	3/31/2018	7/21/2016	7/15/2016				N	Y	Refinance	860,966	15,703
9	Yeager Portfolio	MTM	8/3/2016	Various				N	Y	Refinance	40,103	81,166
9.01	Frisco	MTM	8/3/2016	8/2/2016				N	Y
9.02	Carmel	MTM	8/3/2016	7/28/2016				N	Y
9.03	Fishers II	MTM	8/3/2016	8/3/2016				N	Y
9.04	Greenwood	MTM	8/3/2016	8/3/2016				N	Y
9.05	Fishers I	MTM	8/3/2016	7/29/2016				N	Y
9.06	Plainfield	MTM	8/3/2016	8/3/2016				N	Y
9.07	Noblesville I	MTM	8/3/2016	7/26/2016				N	Y
9.08	Noblesville II	MTM	8/3/2016	7/28/2016				N	Y
10	Sixty Soho		7/14/2016	7/13/2016				N	Y	Refinance	20,038	274,110
11	Hyatt House Philadelphia/King of Prussia		5/13/2016	5/13/2016				N	Y	Refinance	0	315,226
12	Crate & Barrel		11/11/2015	11/12/2015				N	Y	Refinance	0	0
13	Peachtree Mall	7/31/2025	10/15/2015	10/16/2015				N	Y	Refinance	0	0
14	Fairmont Parkway	2/28/2018	9/9/2016	9/8/2016				N	Y	Acquisition	0	430,000
15	Hilton Head Village	11/14/2017	3/14/2016	3/15/2016				N	Y	Refinance	0	84,561
16	24 Hour Fitness - Pleasanton		8/3/2016	8/3/2016		8/3/2016	14.0%	N	Y	Refinance	17,013	0
17	Sterling Jewelers Corporate Headquarters FES		8/30/2016	8/25/2016				N	Y	Refinance	0	104,406
18	Hilton Garden Inn - Memphis Southaven		2/2/2016	1/29/2016		1/29/2016	6.0%	N	Y	Refinance	6,250	99,731
19	White Marsh Portfolio	Various	7/18/2016	7/18/2016				N	Y	Acquisition	146,250	59,597
19.01	White Marsh Professional Center	5/31/2019	7/18/2016	7/18/2016				N	Y
19.02	Ridgely’s Choice	7/31/2018	7/18/2016	7/18/2016				N	Y
20	At Home Portfolio		8/19/2015	Various				N	Y	Acquisition	0	0
20.01	15065 Creosote Road		8/19/2015	8/19/2015				N	Y
20.02	2650 West Interstate 20		8/19/2015	8/19/2015				N	Y
20.03	1600 West Kelly Avenue		8/19/2015	8/17/2015				N	Y
20.04	2244 South Reynolds Road		8/19/2015	8/19/2015				N	Y
20.05	642 South Walnut Avenue		8/19/2015	8/19/2015				N	Y
21	53 Mercer Street		7/13/2016	7/5/2016				N	Y	Refinance	1,750	23,909
22	HI Overland Park		8/11/2016	8/10/2016				N	Y	Refinance	104,375	93,634
23	Palm Terrace		6/22/2016	6/22/2016		6/23/2016	17.0%	N	Y	Refinance	0	32,133
24	Wind Gap Plaza	6/30/2023	7/8/2016	7/8/2016				N	Y	Refinance	0	31,288
25	Hampton Inn Exton		6/3/2016	6/2/2016				N	Y	Refinance	56,541	11,989
26	Plaza On Main	2/28/2022	6/13/2016	6/10/2016				N	Y	Refinance	0	45,407
27	Dalton Avenue Plaza	8/31/2018	6/29/2016	6/29/2016				N	Y	Refinance	0	22,609
28	Campbell Gardens		6/10/2016	6/10/2016				N	Y	Acquisition	82,556	45,769
29	Bay Pointe		6/22/2016	6/22/2016		6/22/2016	10.0%	N	Y	Refinance	5,156	38,688
30	The Crest Apartments		6/22/2016	6/22/2016		6/22/2016	19.0%	N	Y	Refinance	0	20,695
31	Fairfield Inn Avon		4/21/2016	4/21/2016				N	Y	Acquisition	0	13,847
32	Foothill Plaza	8/31/2020	7/14/2016	7/18/2016		7/18/2016	6.0%	N	Y	Refinance	216,919	49,681
33	Milford Landing Shopping Center	1/31/2018	6/30/2016	6/30/2016				N	Y	Refinance	0	49,471
34	Markets At Mesa Ridge	10/31/2021	3/10/2016	5/12/2016				N	Y	Acquisition	0	35,000
35	313-315 W Muhammad Ali Boulevard		3/3/2016	3/4/2016				N	Y	Refinance	12,500	0
36	Holiday Inn Express & Suites Emporia		8/1/2016	8/1/2016				N	Y	Refinance	0	30,359
37	Country Inn and Suites Savannah Airport		3/29/2016	3/29/2016				N	Y	Refinance	6,688	62,411
38	Maple Wayview Apartments		6/30/2016	7/1/2016				N	Y	Acquisition	45,161	17,150
39	Holiday Inn Express - Yulee		6/17/2016	6/17/2016				N	Y	Refinance	0	35,105
40	Casa Meadows		6/22/2016	6/22/2016		6/22/2016	17.0%	N	Y	Refinance	4,938	15,156
41	Park West Office	6/30/2019	7/13/2016	7/13/2016				N	Y	Refinance	0	13,129
42	Watkinsville Self Storage		Various	Various				N	Y	Refinance & Acquisition	56,625	24,957
42.01	67 Greensboro Highway		6/3/2016	6/3/2016				N	Y
42.02	36 Arnoldsville Road		6/16/2016	6/15/2016				N	Y
43	Brookhaven Plaza	3/3/2017	7/27/2016	7/25/2016				N	Y	Refinance	4,250	29,848
44	Studio Pointe		6/22/2016	6/22/2016		6/22/2016	13.0%	N	Y	Refinance	15,750	19,626
45	Rose Pointe		6/22/2016	6/22/2016		6/22/2016	13.0%	N	Y	Refinance	1,875	17,726
46	Synchrony Financial Expansion - 975 Keller Rd.		7/15/2016	7/15/2016				N	Y	Acquisition	0	44,030
47	DuVal Enterprises Building	12/31/2026	6/28/2016	7/6/2016				N	Y	Refinance	0	0
48	Walgreens - Reedsburg		6/26/2016	7/26/2016				N	N	Refinance	0	0
49	Shops at Walmart		7/29/2016					N	Y	Refinance	0	0
50	Suwanee Point	12/31/2018	8/16/2016	8/5/2016				N	Y	Refinance	0	2,132

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(15)
1	QLIC	9,870	Cash		0	Springing			0	7,017
2	Novo Nordisk	465,662	Cash		39,186	19,593	Cash		0	3,656
3	Rentar Plaza	437,301	Cash		230,316	Springing	Cash		0	13,060
4	909 Poydras	73,511	Cash		205,370	41,074	Cash		1,428,000	6,814
5	The Falls	Springing			0	Springing			0	Springing
6	Cassa Times Square Mixed-Use	78,666	Cash		55,834	5,583	Cash		0	See Footnote (15)
7	Plaza Mexico – Los Angeles	57,852	Cash		53,346	8,891	Cash		0	5,051
8	333 North Bedford	120,633	Cash		127,612	10,634	Cash		0	5,100
9	Yeager Portfolio	40,583	Cash		25,388	4,231	Cash		0	2,997
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	137,055	Cash		74,414	12,402	Cash		0	Springing
11	Hyatt House Philadelphia/King of Prussia	30,733	Cash		0	Springing			0	23,937; Springing
12	Crate & Barrel	Springing			0	Springing			0	Springing
13	Peachtree Mall	Springing			0	Springing			0	Springing
14	Fairmont Parkway	43,000	Cash		16,384	8,192	Cash		2,111	2,111
15	Hilton Head Village	14,094	Cash		11,415	2,210	Cash		0	1,851
16	24 Hour Fitness - Pleasanton	Springing			4,070	2,035	Cash		0	703
17	Sterling Jewelers Corporate Headquarters FES	Springing	Cash		2,785	Springing	Cash		0	1,428
18	Hilton Garden Inn - Memphis Southaven	9,409	Cash		16,383	4,551	Cash		0	Springing
19	White Marsh Portfolio	16,555	Cash		7,425	2,856	Cash		0	2,533
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	Springing			0	Springing			0	Springing
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	Springing	Cash		2,524	2,524	Cash		0	0
22	HI Overland Park	15,606	Cash		7,235	Springing	Cash		0	18,885
23	Palm Terrace	4,017	Cash		3,374	1,687	Cash		0	2,000
24	Wind Gap Plaza	15,644	Cash		8,393	1,679	Cash		0	1,203
25	Hampton Inn Exton	11,989	Cash		9,742	2,435	Cash		0	Springing
26	Plaza On Main	5,045	Cash		20,768	3,461	Cash		0	1,167
27	Dalton Avenue Plaza	14,131	Cash		6,439	4,024	Cash		0	1,357
28	Campbell Gardens	5,085	Cash		22,095	2,455	Cash		0	2,310
29	Bay Pointe	4,836	Cash		1,323	661	Cash		0	1,542
30	The Crest Apartments	2,587	Cash		1,537	768	Cash		0	1,144
31	Fairfield Inn Avon	6,923	Cash		5,437	2,719	Cash		0	4.0% of the prior month’s gross rent
32	Foothill Plaza	13,800	Cash		0	1,404	Cash		0	1,918
33	Milford Landing Shopping Center	7,611	Cash		2,500	833	Cash		0	553
34	Markets At Mesa Ridge	7,000	Cash		3,741	1,247	Cash		75,000	490
35	313-315 W Muhammad Ali Boulevard	373; Springing	Cash		1,815	698	Cash		20,203	2,886
36	Holiday Inn Express & Suites Emporia	3,795	Cash		9,042	1,292	Cash		0	6,388
37	Country Inn and Suites Savannah Airport	9,022	Cash		14,080	2,816	Cash		0	See Footnote (15)
38	Maple Wayview Apartments	8,575	Cash		7,987	2,662	Cash		125,000	2,292
39	Holiday Inn Express - Yulee	3,312	Cash		29,958	1,911	Cash		0	2,881
40	Casa Meadows	1,895	Cash		1,740	870	Cash		0	1,021
41	Park West Office	4,249	Cash		1,528	1,528	Cash		0	1,826
42	Watkinsville Self Storage	2,773	Cash		3,972	854	Cash		0	1,518
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	3,109	Cash		6,542	681	Cash		0	1,419
44	Studio Pointe	2,453	Cash		1,577	789	Cash		0	875
45	Rose Pointe	2,216	Cash		1,556	778	Cash		0	1,105
46	Synchrony Financial Expansion - 975 Keller Rd.	4,154	Cash		7,749	1,174	Cash		0	314
47	DuVal Enterprises Building	Springing			0	Springing			0	Springing
48	Walgreens - Reedsburg	Springing			123	41	Cash		0	Springing
49	Shops at Walmart	Springing			0	Springing			0	205
50	Suwanee Point	2,132	Cash		557	279	Cash		0	465

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Replacement Reserve Cap ($)(15)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(16)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)(16)	TI/LC Escrow - Cash or LoC
1	QLIC	0	Cash		0	0	0
2	Novo Nordisk	0	Cash		0	0	0
3	Rentar Plaza	0	Cash		0	32,650	0	Cash
4	909 Poydras	0	Cash		2,000,000	Springing	0	Cash
5	The Falls	335,803			0	Springing	2,098,768
6	Cassa Times Square Mixed-Use	0	Cash		500,000	965	0	Cash
7	Plaza Mexico – Los Angeles	0	Cash		0	33,672; Springing	1,212,192	Cash
8	333 North Bedford	0	Cash		1,500,000	Springing	1,500,000	Cash
9	Yeager Portfolio	0	Cash		0	11,988	400,000	Cash
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	0			0	0	0
11	Hyatt House Philadelphia/King of Prussia	0	Cash		0	0	0
12	Crate & Barrel	0			0	0	0
13	Peachtree Mall	0			0	Springing	0
14	Fairmont Parkway	75,987	Cash		9,850	9,850	450,000	Cash
15	Hilton Head Village	On or after January 6, 2023: $88,832.	Cash		150,000	9,254	See Footnote (16)	Cash
16	24 Hour Fitness - Pleasanton	16,862	Cash		0	0	0
17	Sterling Jewelers Corporate Headquarters FES	0	Cash		0	7,141	0	Cash
18	Hilton Garden Inn - Memphis Southaven	0			0	0	0
19	White Marsh Portfolio	0	Cash		75,000	15,200	0	Cash
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	0			0	Springing	0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	0			313,500	0	0	Cash
22	HI Overland Park	0	Cash		0	0	0
23	Palm Terrace	0	Cash		0	0	0
24	Wind Gap Plaza	50,000	Cash		0	8,019	250,000	Cash
25	Hampton Inn Exton	0	Cash		0	0	0
26	Plaza On Main	0	Cash		200,000	7,783	200,000	Cash
27	Dalton Avenue Plaza	0	Cash		0	4,070	350,000	Cash
28	Campbell Gardens	0	Cash		0	0	0
29	Bay Pointe	0	Cash		0	0	0
30	The Crest Apartments	0	Cash		0	0	0
31	Fairfield Inn Avon	0	Cash		0	0	0
32	Foothill Plaza	0	Cash		50,000	4,795	258,955	Cash
33	Milford Landing Shopping Center	50,000	Cash		0	3,685	150,000	Cash
34	Markets At Mesa Ridge	0	Cash		375,000	1,839	0	Cash
35	313-315 W Muhammad Ali Boulevard	0	Cash		0	5,135	0	Cash
36	Holiday Inn Express & Suites Emporia	0	Cash		0	0	0
37	Country Inn and Suites Savannah Airport	0	Cash		0	0	0
38	Maple Wayview Apartments	0			0	0	0
39	Holiday Inn Express - Yulee	0	Cash		0	0	0
40	Casa Meadows	0	Cash		0	0	0
41	Park West Office	0	Cash		100,000	5,572	200,000	LOC
42	Watkinsville Self Storage	0	Cash		0	0	0
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	0	Cash		200,000	3,547	300,000	Cash
44	Studio Pointe	0	Cash		0	0	0
45	Rose Pointe	0	Cash		0	0	0
46	Synchrony Financial Expansion - 975 Keller Rd.	0	Cash		0	523	0	Cash
47	DuVal Enterprises Building	0			0	Springing	0
48	Walgreens - Reedsburg	0			0	Springing	0
49	Shops at Walmart	7,380	Cash		0	1,389	0	Cash
50	Suwanee Point	45,000	Cash		0	1,460	0	Cash

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(11)	Other Escrow I (Initial) ($)(11)
1	QLIC		0	0			Shortfall Reserve	2,100,000
2	Novo Nordisk		0	0				0
3	Rentar Plaza		0	0			Primary Tenant Reserve	0
4	909 Poydras		0	0			Initial TI/LC Reserve	4,820,339
5	The Falls		0	0				0
6	Cassa Times Square Mixed-Use		0	0			Rent Abatement Reserve	249,000
7	Plaza Mexico – Los Angeles		0	0			Free Rent Reserve	744,439
8	333 North Bedford		0	0				0
9	Yeager Portfolio		0	0				0
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho		0	0			Restaurant TI/LC Reserve	500,000
11	Hyatt House Philadelphia/King of Prussia		0	0			Seasonality Reserve	0
12	Crate & Barrel		0	0			Ground Lease Rents	0
13	Peachtree Mall		0	0				0
14	Fairmont Parkway		0	0			Operating Expense Funds	0
15	Hilton Head Village		0	0				0
16	24 Hour Fitness - Pleasanton		0	0				0
17	Sterling Jewelers Corporate Headquarters FES		0	0				0
18	Hilton Garden Inn - Memphis Southaven		0	0			PIP Reserve Funds	1,000,000
19	White Marsh Portfolio		0	0			Achievement Reserve Funds	245,000
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio		0	0				0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street		0	0			Cash Collateral Reserve	450,000
22	HI Overland Park		0	0			PIP Reserve	0
23	Palm Terrace		0	0			Retrofit Reserve	129,490
24	Wind Gap Plaza		0	0				0
25	Hampton Inn Exton		0	0			Seasonality Reserve	97,000
26	Plaza On Main		0	0			Rent-A-Center Reserve	200,000
27	Dalton Avenue Plaza		0	0			Unfunded Obligations Funds	5,000
28	Campbell Gardens		0	0				0
29	Bay Pointe		0	0				0
30	The Crest Apartments		0	0			Retrofit Reserve	212,980
31	Fairfield Inn Avon		0	0			PIP Reserve	590,425
32	Foothill Plaza		0	0				0
33	Milford Landing Shopping Center		0	0				0
34	Markets At Mesa Ridge		0	0				0
35	313-315 W Muhammad Ali Boulevard		0	0				0
36	Holiday Inn Express & Suites Emporia		0	0			PIP Reserve	0
37	Country Inn and Suites Savannah Airport		0	0			Seasonality Reserve	90,000
38	Maple Wayview Apartments		0	0				0
39	Holiday Inn Express - Yulee		0	0			PIP Reserve Funds	1,008,306
40	Casa Meadows		0	0			Retrofit Reserve	58,075
41	Park West Office	Revere Bank	0	0				0
42	Watkinsville Self Storage		0	0			Construction Work Reserve	600,979
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza		0	0				0
44	Studio Pointe		0	0				0
45	Rose Pointe		0	0				0
46	Synchrony Financial Expansion - 975 Keller Rd.		0	0			Unfunded Obligations Funds	1,439,039
47	DuVal Enterprises Building		0	0				0
48	Walgreens - Reedsburg		0	0				0
49	Shops at Walmart		0	0				0
50	Suwanee Point		0	0				0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	QLIC	0	1,000,000	Cash
2	Novo Nordisk	0	0
3	Rentar Plaza	Springing	0
4	909 Poydras	0	0	Cash
5	The Falls	0	0
6	Cassa Times Square Mixed-Use	0	0	Cash
7	Plaza Mexico – Los Angeles	0	0	Cash
8	333 North Bedford	0	0
9	Yeager Portfolio	0	0
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	0	0	Cash
11	Hyatt House Philadelphia/King of Prussia	Springing	0
12	Crate & Barrel	Springing	0
13	Peachtree Mall	0	0
14	Fairmont Parkway	Springing	0
15	Hilton Head Village	0	0
16	24 Hour Fitness - Pleasanton	0	0
17	Sterling Jewelers Corporate Headquarters FES	0	0
18	Hilton Garden Inn - Memphis Southaven	0	0	Cash
19	White Marsh Portfolio	0	0	Cash
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio	0	0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street	0	0	Cash
22	HI Overland Park	Springing	0
23	Palm Terrace	0	0	Cash
24	Wind Gap Plaza	0	0
25	Hampton Inn Exton	Springing	0	Cash
26	Plaza On Main	0	0
27	Dalton Avenue Plaza	0	0	Cash
28	Campbell Gardens	0	0
29	Bay Pointe	0	0
30	The Crest Apartments	0	0	Cash
31	Fairfield Inn Avon	0	0	Cash
32	Foothill Plaza	0	0
33	Milford Landing Shopping Center	0	0
34	Markets At Mesa Ridge	0	0
35	313-315 W Muhammad Ali Boulevard	0	0
36	Holiday Inn Express & Suites Emporia	Springing	0
37	Country Inn and Suites Savannah Airport	Monthly: $15,000 on each Payment Date occuring during the period between March and August, inclusive	0	Cash
38	Maple Wayview Apartments	0	0
39	Holiday Inn Express - Yulee	0	0	Cash
40	Casa Meadows	0	0	Cash
41	Park West Office	0	0
42	Watkinsville Self Storage	0	0
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza	0	0
44	Studio Pointe	0	0
45	Rose Pointe	0	0
46	Synchrony Financial Expansion - 975 Keller Rd.	0	0
47	DuVal Enterprises Building	0	0
48	Walgreens - Reedsburg	0	0
49	Shops at Walmart	0	0
50	Suwanee Point	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Other Escrow II Reserve Description(11)(17)(18)	Other Escrow II (Initial) ($)(8)(11)(17)	Other Escrow II (Monthly) ($)(18)	Other Escrow II Cap ($)
1	QLIC		0	0	0
2	Novo Nordisk		0	0	0
3	Rentar Plaza		0	0	0
4	909 Poydras	Free Rent Reserve	1,182,407	0	0
5	The Falls		0	0	0
6	Cassa Times Square Mixed-Use	Buildout Reserve	33,115	0	0
7	Plaza Mexico – Los Angeles	See Footnote (17)	See Footnote (17)	0	0
8	333 North Bedford		0	0	0
9	Yeager Portfolio		0	0	0
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho	Free Rent Reserve; Basement Lease Reserve	Free Rent Reserve: Upfront: $30,000; Basement Lease Reserve: Upfront: $7,500	Springing	0
11	Hyatt House Philadelphia/King of Prussia		0	0	0
12	Crate & Barrel		0	0	0
13	Peachtree Mall		0	0	0
14	Fairmont Parkway		0	0	0
15	Hilton Head Village		0	0	0
16	24 Hour Fitness - Pleasanton		0	0	0
17	Sterling Jewelers Corporate Headquarters FES		0	0	0
18	Hilton Garden Inn - Memphis Southaven		0	0	0
19	White Marsh Portfolio	Unfunded Tenant Obligations Reserve Funds	31,711	0	0
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio		0	0	0
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street		0	0	0
22	HI Overland Park	Seasonality Reserve	208,000	Springing	0
23	Palm Terrace		0	0	0
24	Wind Gap Plaza		0	0	0
25	Hampton Inn Exton	PIP Reserve	2,999,790	0	0
26	Plaza On Main		0	0	0
27	Dalton Avenue Plaza		0	0	0
28	Campbell Gardens		0	0	0
29	Bay Pointe		0	0	0
30	The Crest Apartments		0	0	0
31	Fairfield Inn Avon	Seasonal Reserve	55,000	See Footnote (18)	0
32	Foothill Plaza		0	0	0
33	Milford Landing Shopping Center		0	0	0
34	Markets At Mesa Ridge		0	0	0
35	313-315 W Muhammad Ali Boulevard		0	0	0
36	Holiday Inn Express & Suites Emporia		0	0	0
37	Country Inn and Suites Savannah Airport	Ground Rent Reserve; Tax Litigation Reserve	Ground Rent Reserve: Upfront: $24,000; Tax Litigation Reserve: Upfront: $47,220.38	0	0
38	Maple Wayview Apartments		0	0	0
39	Holiday Inn Express - Yulee	Seasonality Reserve	60,000	Springing	0
40	Casa Meadows		0	0	0
41	Park West Office		0	0	0
42	Watkinsville Self Storage		0	0	0
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza		0	0	0
44	Studio Pointe		0	0	0
45	Rose Pointe		0	0	0
46	Synchrony Financial Expansion - 975 Keller Rd.		0	0	0
47	DuVal Enterprises Building		0	0	0
48	Walgreens - Reedsburg		0	0	0
49	Shops at Walmart		0	0	0
50	Suwanee Point		0	0	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	QLIC				Fee
2	Novo Nordisk				Fee
3	Rentar Plaza				Fee
4	909 Poydras	Cash			Fee
5	The Falls				Fee
6	Cassa Times Square Mixed-Use	Cash			Fee
7	Plaza Mexico – Los Angeles	Cash			Fee
8	333 North Bedford				Fee
9	Yeager Portfolio				Fee
9.01	Frisco				Fee
9.02	Carmel				Fee
9.03	Fishers II				Fee
9.04	Greenwood				Fee
9.05	Fishers I				Fee
9.06	Plainfield				Fee
9.07	Noblesville I				Fee
9.08	Noblesville II				Fee
10	Sixty Soho	Cash			Fee
11	Hyatt House Philadelphia/King of Prussia				Fee
12	Crate & Barrel				Leasehold	12/31/2098	$822,495
13	Peachtree Mall				Fee
14	Fairmont Parkway				Fee
15	Hilton Head Village				Fee
16	24 Hour Fitness - Pleasanton				Fee
17	Sterling Jewelers Corporate Headquarters FES				Fee
18	Hilton Garden Inn - Memphis Southaven				Fee
19	White Marsh Portfolio	Cash			Fee
19.01	White Marsh Professional Center				Fee
19.02	Ridgely’s Choice				Fee
20	At Home Portfolio				Fee
20.01	15065 Creosote Road				Fee
20.02	2650 West Interstate 20				Fee
20.03	1600 West Kelly Avenue				Fee
20.04	2244 South Reynolds Road				Fee
20.05	642 South Walnut Avenue				Fee
21	53 Mercer Street				Fee
22	HI Overland Park	Cash			Fee
23	Palm Terrace				Fee
24	Wind Gap Plaza				Fee
25	Hampton Inn Exton	Cash			Fee
26	Plaza On Main				Fee
27	Dalton Avenue Plaza				Fee
28	Campbell Gardens				Fee
29	Bay Pointe				Fee
30	The Crest Apartments				Fee
31	Fairfield Inn Avon	Cash			Fee
32	Foothill Plaza				Fee
33	Milford Landing Shopping Center				Fee
34	Markets At Mesa Ridge				Fee
35	313-315 W Muhammad Ali Boulevard				Fee
36	Holiday Inn Express & Suites Emporia				Fee
37	Country Inn and Suites Savannah Airport	Cash			Leasehold	7/15/2058	Greater of (i) $18,000 or (ii) 4.9% of Ground Lessee’s Gross Receipts from all business transactions
38	Maple Wayview Apartments				Fee
39	Holiday Inn Express - Yulee	Cash			Fee
40	Casa Meadows				Fee
41	Park West Office				Fee
42	Watkinsville Self Storage				Fee
42.01	67 Greensboro Highway				Fee
42.02	36 Arnoldsville Road				Fee
43	Brookhaven Plaza				Fee
44	Studio Pointe				Fee
45	Rose Pointe				Fee
46	Synchrony Financial Expansion - 975 Keller Rd.				Fee
47	DuVal Enterprises Building				Fee
48	Walgreens - Reedsburg				Fee
49	Shops at Walmart				Fee
50	Suwanee Point				Fee

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Annual Ground Rent Increases(19)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)(6)
1	QLIC		Soft/Springing Cash Management	165,000,000	644,628	20,000,000	20,000,000	1.55
2	Novo Nordisk		Hard/Upfront Cash Management
3	Rentar Plaza		Hard/Springing Cash Management
4	909 Poydras		Hard/Upfront Cash Management
5	The Falls		Hard/Springing Cash Management
6	Cassa Times Square Mixed-Use		Hard/Upfront Cash Management
7	Plaza Mexico – Los Angeles		Hard/Upfront Cash Management
8	333 North Bedford		Hard/Springing Cash Management
9	Yeager Portfolio		Springing
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho		Hard/Springing Cash Management
11	Hyatt House Philadelphia/King of Prussia		Hard/Springing Cash Management
12	Crate & Barrel	See Footnote (19)	Hard/Springing Cash Management	26,181,527	139,036	4,853,831	4,535,358	1.65
13	Peachtree Mall		Hard/Springing Cash Management
14	Fairmont Parkway		Springing
15	Hilton Head Village		Springing
16	24 Hour Fitness - Pleasanton		Springing
17	Sterling Jewelers Corporate Headquarters FES		Hard/Springing Cash Management
18	Hilton Garden Inn - Memphis Southaven		Springing
19	White Marsh Portfolio		Hard/Upfront Cash Management
19.01	White Marsh Professional Center
19.02	Ridgely’s Choice
20	At Home Portfolio		Hard/Upfront Cash Management
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street		Hard/Springing Cash Management
22	HI Overland Park		Springing
23	Palm Terrace		Soft/Springing Cash Management
24	Wind Gap Plaza		Soft/Springing Cash Management
25	Hampton Inn Exton		Springing
26	Plaza On Main		Springing
27	Dalton Avenue Plaza		Hard/Springing Cash Management
28	Campbell Gardens		Springing
29	Bay Pointe		Soft/Springing Cash Management
30	The Crest Apartments		Soft/Springing Cash Management
31	Fairfield Inn Avon		Hard/Springing Cash Management
32	Foothill Plaza		Springing
33	Milford Landing Shopping Center		Springing
34	Markets At Mesa Ridge		Hard/Springing Cash Management
35	313-315 W Muhammad Ali Boulevard		Springing
36	Holiday Inn Express & Suites Emporia		Springing
37	Country Inn and Suites Savannah Airport	See Footnote (19)	Hard/Springing Cash Management
38	Maple Wayview Apartments		Springing
39	Holiday Inn Express - Yulee		Springing
40	Casa Meadows		Soft/Springing Cash Management
41	Park West Office		Soft/Springing Cash Management
42	Watkinsville Self Storage		Springing
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza		Hard/Upfront Cash Management
44	Studio Pointe		Soft/Springing Cash Management
45	Rose Pointe		Soft/Springing Cash Management
46	Synchrony Financial Expansion - 975 Keller Rd.		Hard/Upfront Cash Management
47	DuVal Enterprises Building		None
48	Walgreens - Reedsburg		Springing
49	Shops at Walmart		Springing
50	Suwanee Point		None

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Whole Loan U/W NCF DSCR (x)(6)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
1	QLIC	1.54	64.7%	7.3%	7.2%
2	Novo Nordisk
3	Rentar Plaza
4	909 Poydras					4,494,732
5	The Falls
6	Cassa Times Square Mixed-Use					3,430,485
7	Plaza Mexico – Los Angeles					14,000,000
8	333 North Bedford
9	Yeager Portfolio
9.01	Frisco
9.02	Carmel
9.03	Fishers II
9.04	Greenwood
9.05	Fishers I
9.06	Plainfield
9.07	Noblesville I
9.08	Noblesville II
10	Sixty Soho
11	Hyatt House Philadelphia/King of Prussia
12	Crate & Barrel	1.61	65.5%	10.5%	10.3%
13	Peachtree Mall
14	Fairmont Parkway
15	Hilton Head Village
16	24 Hour Fitness - Pleasanton
17	Sterling Jewelers Corporate Headquarters FES
18	Hilton Garden Inn - Memphis Southaven
19	White Marsh Portfolio					2,500,000
19.01	White Marsh Professional Center					1,533,742
19.02	Ridgely’s Choice					966,258
20	At Home Portfolio
20.01	15065 Creosote Road
20.02	2650 West Interstate 20
20.03	1600 West Kelly Avenue
20.04	2244 South Reynolds Road
20.05	642 South Walnut Avenue
21	53 Mercer Street
22	HI Overland Park
23	Palm Terrace
24	Wind Gap Plaza
25	Hampton Inn Exton
26	Plaza On Main
27	Dalton Avenue Plaza
28	Campbell Gardens
29	Bay Pointe
30	The Crest Apartments
31	Fairfield Inn Avon
32	Foothill Plaza
33	Milford Landing Shopping Center
34	Markets At Mesa Ridge
35	313-315 W Muhammad Ali Boulevard
36	Holiday Inn Express & Suites Emporia
37	Country Inn and Suites Savannah Airport
38	Maple Wayview Apartments
39	Holiday Inn Express - Yulee
40	Casa Meadows
41	Park West Office
42	Watkinsville Self Storage
42.01	67 Greensboro Highway
42.02	36 Arnoldsville Road
43	Brookhaven Plaza
44	Studio Pointe
45	Rose Pointe
46	Synchrony Financial Expansion - 975 Keller Rd.
47	DuVal Enterprises Building
48	Walgreens - Reedsburg
49	Shops at Walmart
50	Suwanee Point

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number(1)	Property Name	Sponsor(14)	Affiliated Sponsors	Mortgage Loan Number
1	QLIC	Lionshead Member LLC		1
2	Novo Nordisk			2
3	Rentar Plaza	Dennis Ratner; Felice Bassin		3
4	909 Poydras	Sarah Rachel Gordon; Isaac Hertz; William Z. Hertz		4
5	The Falls	Simon Property Group, L.P.		5
6	Cassa Times Square Mixed-Use	Salim Assa; Ezak Assa		6
7	Plaza Mexico – Los Angeles	Min Chae; Donald Chae		7
8	333 North Bedford	James A. Diamond; William E. Diamond		8
9	Yeager Portfolio	Scott J. Yeager		9
9.01	Frisco			9.01
9.02	Carmel			9.02
9.03	Fishers II			9.03
9.04	Greenwood			9.04
9.05	Fishers I			9.05
9.06	Plainfield			9.06
9.07	Noblesville I			9.07
9.08	Noblesville II			9.08
10	Sixty Soho	Michael Pomeranc; Lawrence Pomeranc; Jason Pomeranc		10
11	Hyatt House Philadelphia/King of Prussia	Rolf E. Ruhfus		11
12	Crate & Barrel	Lloyd Goldman		12
13	Peachtree Mall	General Growth Partners		13
14	Fairmont Parkway	Damian Nusynkier; Alejandro Hoffman		14
15	Hilton Head Village	Alfonso A. Costa		15
16	24 Hour Fitness - Pleasanton	Robert V. Bindi and Maureen M. Bindi, individually and as co-trustees of The Bindi Living Family Trust; Richard L. Martin individually and as trustee of The Richard L. Martin Trust; Manuel M. Del Arroz; Juanita L. Del Arroz		16
17	Sterling Jewelers Corporate Headquarters FES	Lenora J. Petrarca		17
18	Hilton Garden Inn - Memphis Southaven	Yogesh Irrevocable Trust; Sangeeta Purohit		18
19	White Marsh Portfolio	Douglas H. Legum		19
19.01	White Marsh Professional Center			19.01
19.02	Ridgely’s Choice			19.02
20	At Home Portfolio	LCN Capital Partners		20
20.01	15065 Creosote Road			20.01
20.02	2650 West Interstate 20			20.02
20.03	1600 West Kelly Avenue			20.03
20.04	2244 South Reynolds Road			20.04
20.05	642 South Walnut Avenue			20.05
21	53 Mercer Street	Oren Evenhar; Marco Di Laurenti		21
22	HI Overland Park	Burce Kinseth,Gary Kinseth,Linda Skinner		22
23	Palm Terrace	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	23
24	Wind Gap Plaza	Charles B. Miller	Y - Group 2	24
25	Hampton Inn Exton	William B. McNamara; Joseph P. Heenan		25
26	Plaza On Main	Michael Rubin; Bruce Lyons		26
27	Dalton Avenue Plaza	Edward L. Hoe, Jr.		27
28	Campbell Gardens	David Brecher		28
29	Bay Pointe	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	29
30	The Crest Apartments	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	30
31	Fairfield Inn Avon	Prem Amarnathan; Amit Patel; Rajeev Dubey		31
32	Foothill Plaza	B. Scott Satterfield; Greg R. Helm		32
33	Milford Landing Shopping Center	Charles B. Miller	Y - Group 2	33
34	Markets At Mesa Ridge	William H. Winn		34
35	313-315 W Muhammad Ali Boulevard	Andrew Preston Owen		35
36	Holiday Inn Express & Suites Emporia	Jagdish R. Patel		36
37	Country Inn and Suites Savannah Airport	Bharat Gandhi; Hemlata Patel		37
38	Maple Wayview Apartments	James E. Dixon, Jr.; Elle M. Estephan		38
39	Holiday Inn Express - Yulee	Amit R. Patel; Chirayu R. Patel		39
40	Casa Meadows	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	40
41	Park West Office	C.N. David Reischer; C. James Silfee, III; Michael B. Glick		41
42	Watkinsville Self Storage	Walter T. Evans, Jr.; The Ted Winona Evans Trust		42
42.01	67 Greensboro Highway			42.01
42.02	36 Arnoldsville Road			42.02
43	Brookhaven Plaza	Martin Ensbury; Linda Ensbury; Thomas Chang; Darren A. Seliga; Michael D. Ferraro; Dirk Schermer; Ben Leberthon		43
44	Studio Pointe	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	44
45	Rose Pointe	Pinkal Jogani; Hansa Investments, Inc.	Y - Group 1	45
46	Synchrony Financial Expansion - 975 Keller Rd.	Cathrine Ireland		46
47	DuVal Enterprises Building	Timothy Du Val; Allison Du Val		47
48	Walgreens - Reedsburg	Shirley Appelbaum; Amy Appelbaum		48
49	Shops at Walmart	Erwin A. Raffle; Erwin A. Raffle Living Trust; Raffle Qtip Trust		49
50	Suwanee Point	Gary W. Eplan		50

A-1-23

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Natixis” denotes Natixis Real Estate Capital LLC, “SPREF” denotes Silverpeak Real Estate Finance LLC, “UBSAG” denotes UBS AG and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #3 (Rentar Plaza), the Number of Units includes 897,265 square feet of industrial space, 631,465 square feet of retail space and 38,478 square feet of office space.

For mortgage loan #6 (Cassa Times Square Mixed-Use), the Number of Units includes 86 hotel rooms (38,385 square feet), 11,581 square feet of retail space, and 9,588 square feet of parking garage space.

For mortgage loan #8 (333 North Bedford), the Number of Units includes 251,408 square feet of retail space, 229,181 square feet of industrial space and 131,365 square feet of office space.

For mortgage loan #14 (Fairmont Parkway), the Number of Units includes 8,985 square feet associated with two tenants who lease the collateral pad sites and the improvements built on the pad sites are owned by the tenant.

For mortgage loan #19 (White Marsh Portfolio), the Number of Units includes 36,287 square feet of medical office space.

For mortgage loan #26 (Plaza On Main), the Number of Units includes 76,409 square feet of retail space and 16,989 square feet of medical office space.

(3)	For mortgage loan #1 (QLIC), the mortgage loan is evidenced by Notes A-2 and A-3, two of six senior pari passu notes, which have a combined Cut-Off Date Principal Balance of $145,000,000. Notes A-1, A-4, A-5 and A-6 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 in the aggregate (the “QLIC Whole Loan”). Note A-2 represents the controlling interest in the QLIC Whole Loan.

For mortgage loan #2 (Novo Nordisk), the mortgage loan is evidenced by Notes A-3, A-4, A-5, A-11 and A-12, five of thirteen pari passu notes, which have a maximum principal balance of $207,880,000 and have a combined Cut-Off Date Principal Balance of $168,300,000. The Note A-2 is an unfunded note and has a maximum principal balance of $39,580,000. Notes A-1, A-2, A-6, A-7, A-8, A-9, A-10 and A-13 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Notes A-1, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13 in the aggregate (and together with Note A-2, the “Novo Nordisk Whole Loan”). Notes A-3, A-4, A-5, A-11 and A-12 represent a non-controlling interest in the Novo Nordisk Whole Loan.

For mortgage loan #3 (Rentar Plaza), the mortgage loan is evidenced by Notes A-2 and A-3, two of five pari passu notes, which have a combined Cut-Off Date Principal Balance of $132,000,000. Notes A-1, A-4, and A-5 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 in the aggregate (the “Rentar Plaza Whole Loan”). Notes A-2 and A-3 represent a non-controlling interest in the Rentar Plaza Whole Loan.

For mortgage loan #5 (The Falls), the mortgage loan is evidenced by Note A-2 and A-3, two of four pari passu companion loans, which have a combined Cut-off Date principal balance of $150,000,000. Notes A-1 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Note A-1, A-2, A-3 and A-4 in the aggregate (“The Falls Whole Loan”). Note A-2 and A-3 represent a non-controlling interest in The Falls Whole Loan.

For mortgage loan #7 (Plaza Mexico – Los Angeles), the mortgage loan is evidenced by Notes A-4 and A-5, two of six pari passu notes, which have a combined Cut-Off Date Principal Balance of $106,000,000. Notes A-1, A-2, A-3, and A-6 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Notes A-1, A-2, A-3, A-4, A-5 and A-6 in the aggregate (the “Plaza Mexico – Los Angeles Whole Loan”). Notes A-4 and A-5 represent a non-controlling interest in the Plaza Mexico – Los Angeles Whole Loan.

For mortgage loan #8 (333 North Bedford), the mortgage loan is evidenced by Note A-1, one of two pari passu notes, which have a combined Cut-Off Date Principal Balance of $59,327,701. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and A-2 in the aggregate (the “333 North Bedford Whole Loan”). Note A-1 represents the controlling interest in the 333 North Bedford Whole Loan.

For mortgage loan #10 (Sixty Soho), the mortgage loan is evidenced by Note A-1, one of two pari passu notes, which have a combined Cut-Off Date Principal Balance of $38,650,000. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and A-2 in the aggregate (the “Sixty Soho Whole Loan”). Note A-1 represents the controlling interest in the Sixty Soho Whole Loan.

For mortgage loan #13 (Peachtree Mall), the mortgage loan is evidenced by Note A-2, one of four pari passu notes, which have a combined Cut-off Date Balance of $79,690,218. Note A-1, Note A-3 and Note A-4 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “Peachtree Mall Whole Loan”). Note A-2 represents a non-controlling interest in the Peachtree Mall Whole Loan.

For mortgage loan #20 (At Home Portfolio), the mortgage loan is evidenced by Note A-2, one of two pari passu notes, which have a combined Cut-Off Date Balance of $28,150,000. All LTV, DSCR, Debt Yield and Cut-Off Date Balance per Unit /SF presented are based on Note A-1 and Note A-2 in the aggregate (the “At Home Portfolio Whole Loan”). Note A-2 represents a non-controlling interest in the At Home Portfolio Whole Loan.

(4)	For mortgage loan #2 (Novo Nordisk), the mortgage loan has a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions, which are estimated to be $16,580,000, in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk Property and (ii) earnout funds which are estimated to be $23,000,000. The obligation to fund any such future advances will be the sole responsibility of the holder of Note A-2 and not the responsibility of the issuing entity.

For mortgage loan #10 (Sixty Soho), the Original Principal Balance of the whole loan was $40,000,000 and the allocated original loan amount on the mortgage loan was $27,580,854. The Sixty Soho whole loan amortized down by $1,350,000 prior to securitization. The Sixty Soho whole loan has an outstanding principal balance of $38,650,000 as of August 2, 2016 and the Sixty Soho mortgage loan has an outstanding principal balance of $26,650,000 as August 2, 2016.

(5)	For mortgage loan #10 (Sixty Soho), the mortgage loan has an original loan principal balance of $40,000,000. The Sixty Soho whole loan was paid down by $1,350,000 prior to the securitization and has a Cut-off Date Balance of $38,650,000. The Original Term to Maturity for the Sixty Soho whole loan was 120 months, 84-month amortization period (on a 360-month amortization schedule) following a 36 month interest only period. The Original Term to Maturity of the Sixty Soho whole loan after modification is 132 months, with a 132 month interest only period, and the remaining term for Sixty Soho whole loan is 113 months, with a remaining 113 month interest only period. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations are based on the Cut-off Date Sixty Soho whole loan balance and the new term of the Sixty Soho whole loan.

(6)	For mortgage loan #12 (Crate & Barrel), the Mortgage Rate shown is the interest rate on November 5, 2016. The U/W NOI DSCR, U/W NCF DSCR, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated based on the average of the first 12 payments dates starting with November 5, 2016.

(7)	For mortgage loan #13 (Peachtree Mall), a one-time grace period default of two business days is permitted during the mortgage loan term.

(8)	For mortgage loan #25 (Hampton Inn Exton), the Appraised Value is based on the extraordinary assumption that all necessary PIP funds are entirely and fully escrowed or guaranteed on the origination date of the mortgage loan and available as needed to fund the planned renovations. The Appraised Value is also based on the assumption that the performance improvement plan is completed in a timely manner and in accordance with the brand requirements. A $2,999,790 reserve (100% of the estimated PIP costs less $45,233 in immediate repairs) was taken at closing for the performance improvement plan, and the borrower expects to complete renovations by November 2017. The appraised value assuming the performance improvement plan has not been completed is $11,400,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $11,400,000 Appraised Value, are 69.9% and 52.3%, respectively.

(9)	For mortgage loan #20 (At Home Portfolio), the mortgage loan was underwritten at the portfolio level, thus property level underwriting is not available.

(10)	For loan #38 (Maple Wayview Apartments), the 2015 financial information presented represents annualized operations from March 2015, when the borrower took control of operations at the mortgaged property, to December 2015. Additionally, the 2013 and 2014 operating statements were provided by the seller and were not certified by the borrower.

(11)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #4 (909 Poydras), the largest tenant (42,748 square feet), representing 7.8% of the net rentable square feet, has executed a lease but is not in occupancy or paying rent. The largest tenant is anticipated to be in occupancy by August 1, 2017 and paying full, unabated rent by August 2020. A $1,061,761 reserve was established at origination, representing the outstanding rent abatement.

For mortgage loan #6 (Cassa Times Square Mixed-Use), the largest tenant (5,135 square feet), representing 8.6% of net rentable square feet, is expected to take occupancy and begin paying rent by November 2016. The second largest tenant (3,692 square feet), representing 6.2% of the net rentable square feet, has executed a lease but is not in occupancy or paying rent until November, 2016. A $249,000 reserve was established at origination, representing the outstanding rent abatement of both tenants.

For mortgage loan #21 (53 Mercer Street), the sole tenant (8,785 square feet), representing 100.0% of net rentable square feet, began paying rent on July 25, 2016, but has not yet taken occupancy.

For mortgage loan #24 (Wind Gap Plaza), the fourth largest tenant (5,360 square feet) representing 5.6% of the net rentable area is dark and continues to pay rent through the end of its lease term. This tenant was underwritten as vacant.

For mortgage loan #26 (Plaza On Main), the fifth largest tenant (6,850 square feet), representing 7.3% of the net rentable square feet, has not yet taken occupancy. The tenant is expected to take occupancy of its space in September 2016. The tenant received six months of free rent through March 2016 equal to $43,024. A reserve in the amount of $200,000 was established at origination related to tenant improvement and leasing costs associated with releasing this space.

For mortgage loan #46 (Synchrony Financial Expansion – 975 Keller Rd.), the largest tenant (25,080 square feet), representing 100.0% of net rentable square feet, has signed a lease which commences January 1, 2017. The landlord has satisfied all delivery requirements. A $1,439,039 reserve was taken at closing equal to the underwritten rent for the period running from the closing date through the lease commencement date on January 1, 2017.

(12)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Rentar Plaza), the fifth largest tenant (120,000 square feet), representing 7.7% of net rentable square feet, may terminate its lease any time upon providing 180 days’ prior written notice to the landlord, and payment of a termination fee as defined in the lease.

For mortgage loan #4 (909 Poydras), the largest tenant (42,748 square feet), representing 7.8% of the net rentable square feet, has a one-time option to terminate up to 20.0% of its space, as of February 28, 2025, upon six months’ written notice and the payment of a termination fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #5 (The Falls), the second largest tenant (225,000 square feet), representing 26.8% of net rentable square feet, has the right to terminate upon 18 months’ written notice; provided, however, if the termination date falls within the period of October 1 of any year through February 1 of the following year, and provided Bloomingdale’s is open and operating on the foregoing October 1, then the termination date will be extended to February 1.

For mortgage loan #8 (333 North Bedford), the third largest tenant (42,881 square feet), representing 7.0% of net rentable square feet, may terminate its lease on October 1, 2017 upon providing 9 months’ prior written notice to the landlord and the tenant paying the landlord an early termination fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #9 (Yeager Portfolio), all of the leases are able to be terminated by the tenants upon 90 days’ notice.

For mortgage loan #13 (Peachtree Mall), the fourth largest tenant (21,210 square feet), representing 4.0% of the net rentable square feet, may terminate its lease if sales for the period beginning January 1, 2019 through December 31, 2019 do not exceed $2,800,000 by providing 365 days’ written notice by June 30, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. The fifth largest tenant (13,159 square feet), representing 2.5% of the net rentable square feet, has the option to terminate its lease if sales for the period beginning July 31, 2019 through June 30, 2020 do not exceed $1,500,000 by providing 90 days’ written notice by August 31, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions.

For mortgage loan #19 (White Marsh Portfolio), the third largest tenant at the Ridgely’s Choice mortgaged property (3,648 square feet), representing 3.0% of net rentable square feet of the entire portfolio, has the right to terminate its lease as of the 72nd month following the lease commencement date upon providing written notice by the last day of the 60th month and payment of a termination fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #24 (Wind Gap Plaza), the fifth largest tenant (3,000 square feet), representing 3.1% of the net rentable square feet may terminate its lease by providing two months written notice if the governmental function for which the tenant’s space is being leased is abolished, limited or restricted by an act of the legislature or law of Congress, or any action is taken under authority conferred by such acts or laws.

For mortgage loan #32 (Foothill Plaza), the largest tenant (41,460 square feet), representing 36.3% of net rentable square feet, has a one-time right to terminate its lease on August 31, 2023 with 180 days’ written notice.

For Mortgage loan #33 (Milford Landing Shopping Center), the third largest tenant (5,000 square feet), representing 11.3% of the net rentable square feet, may terminate its lease by providing 120 days’ written notice if the disparity of taxes on the sale of cigarettes between the Commonwealth of Pennsylvania and the State of New York is extinguished in its entirety and the tenant’s sales for the 12 month period after such event decrease by 25% or more as compared to the 12 month period prior to the event.

For mortgage loan #41 (Park West Office), the second largest tenant (11,661 square feet), representing 17.4% of the net rentable square feet, may terminate its lease at any time from and after February 28, 2017 by providing 60 days’ written notice. As of September 2016, no such notice has been received. Separately, the tenant has announced it is relocating an operations center that is located near the mortgaged property to Norfolk, VA. The appraised value of the mortgaged property based on the assumption that the second largest tenant will vacate its leased premises at the end of the lease term in November 30, 2017 as a result of the tenant consolidating their operations in the market, is $7,950,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity, based on the $7,950,000 Appraised Value, are 49.5% and 39.1%, respectively. Additionally, if this tenant is underwritten as vacant, the UW NCF DSCR and UW NOI Debt Yield are 1.53x and 10.9%, respectively. The fifth largest tenant (2,835 square feet), representing 4.2% NRA), may terminate its lease as of April 2017 by providing 120 days’ written notice and paying a termination fee equal to two months of rent and all unamortized leasing commissions.

For mortgage loan #46 (Synchrony Financial Expansion – 975 Keller Rd.), the largest tenant (25,080 square feet), representing 100.0% of net rentable square feet has a one-time right to terminate its lease effective January 31, 2023, with 12 months’ prior written notice and payment of a termination fee equal to $727,928.

For mortgage loan #48 (Walgreens – Reedsburg), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet of the portfolio, may terminate its lease as of February 28, 2031, and every month thereafter, upon providing at least 12 months’ prior written notice.

(13)	For mortgage loan #3 (Rentar Plaza), the second largest tenant (265,000 square feet), representing 16.9% of the net rentable square feet, subleases its space to 15 tenants for an annual base rent of $4,400,639 ($16.61 per square foot). The terms of the three largest subtenants are as follows: (i) 135,254 square feet space for an annual base rent of $2,583,514 ($19,10 per square foot, expiring on September 30, 2024); (ii) 27,378 square feet space for an annual base rent of $492,000 ($17.97 per square foot, expiring on October 31, 2023); and (iii) 11,700 square feet space for an annual base rent of $269,100 ($23.00 per square foot, expiring on June 30, 2025).

For mortgage loan #8 (333 North Bedford), the largest tenant (117,942 square feet), representing 19.3% of the net rentable square feet, subleases 17,200 square feet for an annual base rent of $360,000 ($20.93 per square foot, expiring December 31, 2024). The fourth largest tenant (42,693 square feet), representing 7.0% of the net rentable square feet, subleases 1,300 square feet for an annual base rent of $58,200 ($44.77 per square foot, expiring December 31, 2020).

(14)	For mortgage loan #8 (333 North Bedford), the tenants occupying 207,973 square feet, representing 34.0% of the net rentable square feet, are related to the sponsor.

For mortgage loan #47 (DuVal Enterprises Building), the second and fifth largest tenants (10,985 square feet), representing 19.6% of net rentable square feet, are related to the sponsor.

(15)	For mortgage loan #6 (Cassa Times Square Mixed-Use), the Monthly Replacement Reserve will be adjusted based on quarterly operating statements for the mortgaged property and will be greater of: (i) one-twelfth of: (x) 2% for the first 12 Payment Dates; (y) 3% for the 13th through 24th Payments Dates; and (z) 4% thereafter, of the greater of: (A) the rents generated by the hotel condominium unit during the twelve 12 month period ending on the last day of the most recent calendar quarter for which Borrower has furnished financial statements pursuant to loan agreement; and (B) the rents projected for the hotel condominium unit in the then-effective approved annual budget for the 12 month period to which such annual budget relates; and (ii) the amount, if any, required to be reserved under the management agreement for furniture, fixtures and equipment work.

For mortgage loan #10 (Sixty Soho), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property commencing on February 5, 2018 through and including the Maturity Date, and will be equal to the product of: (x) 10% for January, 0% for February and March and 10% for April to December; and (y) 4% of the rents generated for the prior calendar year.

For mortgage loan #11 (Hyatt House Philadelphia/King of Prussia), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of the operating income for the prior fiscal year.

For mortgage loan #15 (Hilton Head Village), commencing on January 6, 2023, the Replacement Reserve Cap will be equal to $88,832.

For mortgage loan #25 (Hampton Inn Exton), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of: (i) (a) through August 2017, $5,852, (b) commencing on September 2017, 1/12th of 3.0% of annual gross revenue for the prior 12 month period; and (c) commencing on September 2018, 1/12th of 4.0% of annual gross revenue for the prior 12 month period; and (ii) monthly amount required under the franchise agreement.

For mortgage loan #31 (Fairfield Inn Avon), the Monthly Replacement Reserve will be adjusted based on monthly operating statements for the mortgaged property and will be an amount of 4.0% of the prior month’s gross rent.

For mortgage loan #37 (Country Inn and Suites Savannah Airport), the Monthly Replacement Reserve will be adjusted based annual operating statements and will be the greater of: (i) 1/12th of 4.0% of the prior year’s gross revenues; or (ii) the amount required under the franchise agreement.
For loan #38 (Maple Wayview Apartments), the Monthly Replacement Reserve will commence on September 6, 2018.

For mortgage loan #39 (Holiday Inn Express – Yulee), Monthly Replacement Reserve will be adjusted for the period starting on the closing date of the mortgage loan and ending August 5, 2018, to the greater of: (a) 1/12 of: (i) 2% through August 5, 2018; and (ii) 4% thereafter of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management and franchise agreements.

(16)	For mortgage loan #15 (Hilton Head Village), commencing on November 6, 2022, to the extent there are no outstanding tenant improvements and leasing commissions and no default or event of default is continuing, the TI/LC Reserve Cap will be equal to $277,605.

(17)	For mortgage loan #7 (Plaza Mexico – Los Angeles), Other Escrow II (Initial) includes the upfront Planet Fitness TI/LC Reserve of $611,613, upfront Food 4 Less CAM Reserve of $88,068, upfront La Curacao CAM Reserve of $50,000, upfront Litigation Reserve of $56,250, upfront Proposed Construction Reserve of $69,999 and upfront Earthquake Insurance Reserve of $150,000.

(18)	For mortgage loan #31 (Fairfield Inn Avon), Other Escrow II (Monthly) is a seasonal reserve account. The borrower will make monthly deposits on each payment date as follows: in May an amount equal to $5,000; in June and July an amount equal to $10,000 each month; in August and September an amount equal to $15,000 each month; in October an amount equal to $10,000; and in November and amount equal to $5,000.

(19)	For mortgage loan #12 (Crate & Barrel), with respect to Annual Ground Rent Increases, a ground rent adjustment will occur in the 10th, 15th, 20th, 26th, 51st and 76th lease years, with Annual Ground Rent Increases commencing in the 27th lease year and each subsequent year thereafter, except for the 51st and 76th lease years. The ground rent adjustment occurring in the 10th, 15th and 20th lease years will be an amount equal to the product of (x) the prior base rent multiplied by (y) a fraction, the numerator of which is the current CPI, and the denominator of which is the base CPI. In no event will the base rent escalate more than 10% over the prior base rent or be less than the prior base rent. The ground rent adjustment occurring in the 26th, 51st and 76th lease year will be an amount equal to the product of the fair market value of the land multiplied by the cap rate of 9.50%. The ground rent increase occurring in the 27th lease and each subsequent year thereafter, except for the 51st and 76th lease years, will be an amount equal to the product of (x) the prior base rent multiplied by (y) a fraction, the numerator of which is the current CPI, and the denominator of which is the base CPI.

For mortgage loan #37 (Country Inn and Suites Savannah Airport), with respect to Annual Ground Rent Increases, the ground lessor reserves the right to adjust ground rent every five years by an amount equal to the product of the appraised fair market value multiplied by the number of leased acres multiplied by 10% or the then-current multiplier. The right to adjust rent is conditioned upon all parties that have executed an agreement with the ground lessor agreeing to the same thing in writing.